                                                                     EXHIBIT 2.2

                            STOCK PURCHASE AGREEMENT
                      (Westchester Specialty Group, Inc.)


                                 BY AND BETWEEN

                            TALEGEN HOLDINGS, INC.,

                                      AND

                                  ACE LIMITED



                         DATED AS OF SEPTEMBER 18, 1997

                               TABLE OF CONTENTS

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                                                                                                              ----
ARTICLE I        DEFINITIONS.................................................................................    2
     Section 1.1  Definitions................................................................................    2

ARTICLE II       PURCHASE OF SHARES..........................................................................   10
     Section 2.1  Purchase of Shares.........................................................................   10
     Section 2.2  Purchase Price Adjustments.................................................................   10

ARTICLE III      THE CLOSING.................................................................................   10
     Section 3.1  The Closing................................................................................   10

ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF SELLER....................................................   11
     Section 4.1  Organization and Related Matters...........................................................   11
     Section 4.2  Subsidiaries...............................................................................   11
     Section 4.3  Authority; No Violation....................................................................   12
     Section 4.4  Consents and Approvals.....................................................................   14
     Section 4.5  Stock Ownership............................................................................   14
     Section 4.6  Financial Statements.......................................................................   14
     Section 4.7  No Other Broker............................................................................   15
     Section 4.8  Legal Proceedings..........................................................................   15
     Section 4.9  Undisclosed Liabilities....................................................................   16
     Section 4.10  Compliance with Applicable Law; Insurance Operations......................................   16
     Section 4.11  Absence of Certain Changes................................................................   17
     Section 4.12  Technology and Intellectual Property......................................................   19
     Section 4.13  Employee Benefit Plans; ERISA.............................................................   20
     Section 4.14  Taxes.....................................................................................   23
     Section 4.15  Contracts.................................................................................   24
     Section 4.16  No Material Adverse Change................................................................   25
     Section 4.17  Portfolio Investments.....................................................................   25
     Section 4.18  Reserves..................................................................................   25
     Section 4.19  Title to Assets, etc......................................................................   25
     Section 4.20  Transactions with Certain Persons.........................................................   26
     Section 4.21  Reinsurance and Retrocessions.............................................................   27
     Section 4.22  Environmental Laws........................................................................   27
     Section 4.23  Insurance Coverage........................................................................   28
     Section 4.24  Labor Matters.............................................................................   28
     Section 4.25  No Other Agreements to Sell the Assets or the Company.....................................   28
     Section 4.26  1992/93 Restructuring.....................................................................   28

ARTICLE V        REPRESENTATIONS AND WARRANTIES OF BUYER.....................................................   29
     Section 5.1  Organization and Related Matters...........................................................   29
     Section 5.2  Authority; No Violation....................................................................   29
     Section 5.3  Consents and Approvals.....................................................................   30
     Section 5.4  Legal Proceedings..........................................................................   30
     Section 5.5  Investment Intent of Buyer.................................................................   30

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     Section 5.6  Investment Company..........................................................................   30
     Section 5.7  No Other Broker.............................................................................   30
     Section 5.8  Financing...................................................................................   31

ARTICLE VI       COVENANTS....................................................................................   31
     Section 6.1  Conduct of Business.........................................................................   31
     Section 6.2  Confidentiality and Announcements...........................................................   31
     Section 6.3  Expenses....................................................................................   31
     Section 6.4  Access; Certain Communications..............................................................   31
     Section 6.5  Regulatory Matters; Third Party Consents....................................................   32
     Section 6.6  Further Assurances..........................................................................   33
     Section 6.7  Notification of Certain Matters.............................................................   34
     Section 6.8  Maintenance of Records......................................................................   34
     Section 6.9  Employees and Employee Plans................................................................   35
     Section 6.10  Pre-Closing Dividends......................................................................   37
     Section 6.11  Crostex/Camfex.............................................................................   37
     Section 6.12  Exclusivity................................................................................   38
     Section 6.13  Additional Financial Statements............................................................   38
     Section 6.14  Intercompany Accounts......................................................................   39
     Section 6.15  Rating Agency Presentations................................................................   39
     Section 6.16  Investment Portfolio.......................................................................   40
     Section 6.17  Reinsurance Agreements.....................................................................   40
     Section 6.18  Person Authorized to Act Prior to the Closing..............................................   41
     Section 6.19  Tax Sharing Agreement Releases.............................................................   41

ARTICLE VII      CONDITIONS TO CLOSING........................................................................   41
     Section 7.1  Conditions to Buyer's Obligations...........................................................   41
     Section 7.2  Conditions to Seller's Obligations..........................................................   43
     Section 7.3  Mutual Conditions...........................................................................   44

ARTICLE VIII     SURVIVAL OF REPRESENTATIONS, WARRANTIES,COVENANTS AND AGREEMENTS; INDEMNIFICATION............   45
     Section 8.1  Survival....................................................................................   45
     Section 8.2  Obligation of Seller to Indemnify, Reimburse, etc...........................................   46
     Section 8.3  Obligation of Buyer to Indemnify, Reimburse, etc............................................   46
     Section 8.4  Notice and Opportunity to Defend Against Third Party Claims.................................   46
     Section 8.5  Net Indemnity...............................................................................   48
     Section 8.6  Tax Indemnification.........................................................................   48
     Section 8.7  Limits on Indemnification...................................................................   48

ARTICLE IX       TERMINATION..................................................................................   48
     Section 9.1  Termination.................................................................................   48
     Section 9.2  Obligations upon Termination................................................................   49

ARTICLE X        MISCELLANEOUS................................................................................   49
     Section 10.1  Amendments; Extension; Waiver..............................................................   49
     Section 10.2  Entire Agreement...........................................................................   49

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      Section 10.3  Interpretation..........................................................  50
      Section 10.4  Severability............................................................  50
      Section 10.5  Notices.................................................................  50
      Section 10.6  Binding Effect; Persons Benefiting......................................  51
      Section 10.7  Assignment..............................................................  51
      Section 10.8  Counterparts............................................................  51
      Section 10.9  No Prejudice............................................................  52
      Section 10.10  Governing Law..........................................................  52
      Section 10.11  Service; Jurisdiction..................................................  52
      Section 10.12  Specific Performance...................................................  52

                                    EXHIBITS

Exhibit A          Form of Guarantee Agreement
Exhibit B          Form of Ridge Re Amendment
Exhibit C          [Not Used]
Exhibit D          Form of Release of Tax Sharing Agreements
Exhibit E          Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
Exhibit F          Form of Opinions of Maples & Calder and Mayer, Brown & Platt


                                   SCHEDULES

Schedule 1.1     Berkshire Hathaway Reinsurance Agreement
Schedule 1.2     Exclusions from the Definition of Company Employees
Schedule 1.3     Knowledge of Seller
Schedule 4.2     Subsidiaries
Schedule 4.4     Consents and Approvals
Schedule 4.6     Financial Statements
Schedule 4.8     Legal Proceedings
Schedule 4.9     Undisclosed Liabilities
Schedule 4.10    Compliance with Applicable Law; Insurance Operations
Schedule 4.11    Absence of Certain Changes
Schedule 4.12    Technology and Intellectual Property
Schedule 4.13    Employee Benefit Plans; ERISA
Schedule 4.14    Taxes
Schedule 4.15    Contracts
Schedule 4.16    No Material Adverse Change
Schedule 4.17    Portfolio Investments
Schedule 4.19    Title to Assets, etc.
Schedule 4.20    Transactions with Certain Persons
Schedule 4.21    Reinsurance and Retrocessions
Schedule 4.22    Environmental Laws
Schedule 4.24    Labor Matters
Schedule 4.25    No Other Agreements to Sell the Assets of the Company
Schedule 5.3     Consents and Approvals

                           STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of September 18, 1997, by and between Talegen Holdings, Inc., a Delaware corporation ("Seller"), and ACE Limited, a Cayman Islands corporation ("Buyer").

                                   RECITALS

          WHEREAS, Seller is the owner of 1,000 shares, par value $1.00 per share (the "Shares"), of common stock of Westchester Specialty Group, Inc., a Delaware corporation (the "Company"), which Shares constitute all of the issued and outstanding shares of the Company's capital stock;

          WHEREAS, certain of the Company's wholly-owned subsidiaries, Westchester Fire Insurance Company, a New York stock insurance company ("Westchester Fire"), Westchester Surplus Lines Insurance Company, a Georgia stock insurance company, and Industrial Underwriters Insurance Company, a Texas stock insurance company (collectively the "Insurance Subsidiaries"), are engaged in the property and casualty insurance business;

          WHEREAS, Buyer desires to purchase the Shares from Seller upon the terms and subject to the conditions set forth herein;

          WHEREAS, Seller desires to sell the Shares to Buyer upon the terms and subject to the conditions set forth herein;

          WHEREAS, Buyer and Seller have entered into the Tax Agreement (as defined in Section 1.1) simultaneously with the execution of this Agreement; and

          WHEREAS, Xerox Financial Services, Inc., a Delaware corporation ("Parent"), has agreed to enter into a guarantee of certain obligations of Seller pursuant to this Agreement in the form attached hereto as Exhibit A (the "Guarantee").

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.1  Definitions.  For all purposes of this Agreement, the
                       -----------
following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

          "Action" means any legal, administrative, arbitration or other proceeding, claim, suit, action or governmental or regulatory investigation of any nature.

          "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person.

          "Agreement" means this Stock Purchase Agreement, together with all Schedules and Exhibits referenced herein, between Buyer and Seller, as such may hereafter be amended from time to time.

          "Ancillary Agreements" means, collectively, the Ridge Re Agreement (as amended by the Ridge Re Amendment), the Guarantee and the Tax Agreement.

          "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment or decree applicable to Seller, the Company, Buyer or any of their respective Subsidiaries, properties, assets, officers, directors, employees or agents.

          "Asserted Liability" has the meaning set forth in Section 8.4.

          "Berkshire Hathaway Reinsurance Agreement" means the reinsurance agreement between the Company and National Indemnity Company upon such terms and conditions as are described on Schedule 1.1.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are required to be closed for regular banking business.

          "Buyer" has the meaning set forth in the first paragraph of this Agreement.

          "CFI Entities" means, collectively, Crum & Forster Holdings, Inc., a subsidiary of Seller, and United States Fire Insurance Company and The North River Insurance Company, each of which is a subsidiary of Crum & Forster Holdings, Inc.

          "Claims Notice" has the meaning set forth in Section 8.4.

          "Closing" has the meaning set forth in Section 3.1.

          "Closing Date" means the date of the Closing.

          "Code" means the Internal Revenue Code of 1986, as amended .

          "Company" has the meaning set forth in the Recitals of this Agreement.

          "Company Employees" means those current or former employees of the Company and its Subsidiaries who, on the Closing Date, are either:

          (a) actively employed by the Company or its Subsidiaries, including those who are absent from employment due to illness, injury, military service or other authorized absence (including those who are "disabled" within the meaning of either the short-term or the long-term disability plan currently applicable to the Company and its Subsidiaries (collectively, the "Disability Plans"));

          (b) former employees who, on the Closing Date, are receiving long-term disability benefits under the Disability Plans; and/or

          (c) former employees who have previously satisfied the requirements for retiree medical and/or life insurance coverage under the Talegen Holdings, Inc. Medical and Life Plans for Retirees and Disabled Employees,

but excluding (i) other former employees, (ii) employees otherwise not actively employed by the Company or its Subsidiaries (other than as specifically included above), and (iii) those employees of the Company and its Subsidiaries whose names are set forth on Schedule 1.2. The names of those former employees who are described in paragraphs (b) and (c) above, as of July 18, 1997, are set forth on Schedule 1.2.

          "Company GAAP Financial Statements" means the audited Consolidated Balance Sheets of the Company (or its predecessors) as of December 31, 1996 and 1995 and the Consolidated Statements of Operations, Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows of the Company (or its predecessors) for each of the three fiscal years included in the three-year period ended December 31, 1996, prepared in accordance with GAAP, together with the notes thereon and the related reports of KPMG Peat Marwick LLP.

          "Company Interim Financial Statements" shall mean the unaudited Consolidated Balance Sheets and the unaudited Consolidated Statements of Operations, Consolidated Statements of Shareholder's Equity and Consolidated Statements of Cash Flows of the Company as of and for the six-month periods ended June 30, 1997 and 1996, as provided in the Company's quarterly monitoring report.

          "Confidentiality Agreement" means that certain letter agreement, dated March 7, 1997, between Buyer and Seller with respect to the confidentiality of information about Seller, the Company and their respective Affiliates and other related Persons which was provided by or at the request of Seller or the Company to Buyer, as such letter agreement may have been or may hereafter be amended from time to time.

          "Contracts" has the meaning set forth in Section 4.15.

          "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Convention Statements" shall mean (i) the annual convention statements and the quarterly statement of each Insurance Subsidiary as filed with an Insurance Regulator for the years ended December 31, 1996, 1995 and 1994 and for the quarterly period ended June 30, 1997, and (ii) the annual statutory financial reports of Ridge Re as filed with the insurance regulatory authorities in Bermuda for the years ended December 31, 1996, 1995 and 1994.

          "Crostex/Camfex Leases" shall mean the following:

          (a) that certain Amended and Restated Lease Agreement between Crostex Associates Limited Partnership, as Lessor, and the Crostex/Camfex Pool Companies, as Lessee, dated as of March 1, 1995, relating to 4040 North Central Expressway, Dallas, Texas (the "Dallas Lease"); and

          (b) that certain Amended and Restated Lease Agreement between Camfex Associates Limited Partnership, as Lessor, and the Crostex/Camfex Pool Companies, as Lessee, dated as of March 1, 1995, relating to 5724 W. Los Positos Blvd., Pleasanton, California (the "Pleasanton Lease").

          "Crostex/Camfex Pool Companies" means United States Fire Insurance Company, The North River Insurance Company, Westchester Fire and International Insurance Company.

          "Crostex/Camfex Purchase Money Documents" shall mean the following:

          (a) that certain "Note Due December 1, 2009," dated December 21, 1984, in the principal amount of $4,468,097 from Crostex Associates Limited Partnership to the Crostex/Camfex Pool Companies, together with the related Purchase Money Mortgage, dated as of December 21, 1984, granting the holders of such promissory note a subordinated security interest in the building at 305 Madison Avenue, Morris Township, New Jersey, and any other related documents or instruments (collectively, the "305 Purchase Money Documents");

          (b) that certain "Note Due December 1, 2009," dated December 21, 1984, in the principal amount of $1,263,595 from Crostex Associates Limited Partnership to the Crostex/Camfex Pool Companies, together with the related Purchase Money Mortgage, dated as of December 21, 1984, granting the holders of such promissory note a subordinated security interest in the building at 299 Madison Avenue, Morris Township, New Jersey, and any other related documents or instruments (collectively, the "299 Purchase Money Documents");

          (c) that certain "Note Due December 1, 2009," dated December 21, 1984, in the principal amount of $2,214,788 from Crostex Associates Limited Partnership to the Crostex/Camfex Pool Companies, together with the related Deed of Trust, dated as of December 1, 1984, granting the holders of such promissory note a subordinated security interest in the building at 4040 North Central Expressway, Dallas, Texas, and any other related documents or instruments (collectively, the "Dallas Purchase Money Documents"); and

          (d) that certain "Note Due December 1, 2009," dated December 21, 1984, in the principal amount of $716,407 from Camfex Associates Limited Partnership to the Crostex/Camfex Pool Companies, together with the related Deed of Trust, dated as of December 1, 1984, granting the holders of such promissory note a subordinated security interest in the building at 5724 W. Los Positos Blvd., Pleasanton, California, and any other related documents or instruments (collectively, the "Pleasanton Purchase Money Documents").

          "Dallas Lease" has the meaning set forth in the definition of "Crostex/Camfex Leases."

          "Dallas Purchase Money Documents" has the meaning set forth in the definition of "Crostex/Camfex Purchase Money Documents."

          "Disability Plans" has the meaning set forth in the definition of "Company Employees."

          "Encumbrance" means any lien (statutory or other), mortgage, pledge, security interest, lease, claim, charge, easement, limitation, commitment, right of way, encroachment, restriction or encumbrance of any kind or nature whatsoever, or any agreement to give any of the foregoing; provided that, with respect to the Shares only, this definition of "Encumbrance" shall not include
(i) any such encumbrance arising as a result of the status of, or any action taken by, Buyer or any of its Affiliates and (ii) any limitation or restriction imposed upon the transfer of the Shares by any registration provision of the Securities Act of 1933, as amended, or any applicable state securities law regulating the disposition of the Shares.

          "Environmental Law" means any Law which relates to or otherwise imposes liability or standards of conduct concerning environmental protection, health and safety of persons, discharges, emissions, releases or threatened releases of any noises, odors or Hazardous Materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Federal Water Pollution Control Act, as amended, the Clean Water Act, as amended, any so-called "Superlien" law, and any other similar federal, state or local Law.

          "Environmental Permit" means any permit, license, approval, consent or other authorization required by or pursuant to any applicable Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group including the Company, or under common control with the Company, within the meaning of Section 414 of the Code or Section 4001 of ERISA.

          "Exon-Florio Amendment" means Section 721 of the Defense Production Act of 1950, as amended.

          "GAAP" means generally accepted accounting principles as used in the United States as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

          "Governmental Authority" means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

          "Guarantee" has the meaning set forth in the Recitals of this Agreement.

          "Hazardous Material" means any (i) hazardous substance, toxic substance, hazardous waste or pollutant (as such terms are defined by or within the meaning of any Environmental Law), (ii) material or substance which is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law, (iii) petroleum, crude oil or fraction thereof, (iv) asbestos-containing material, (v) polychlorinated biphenyls, (vi) lead-based paint or (vii) radioactive material, except for those materials or substances that are subject to regulation or control solely as a result of being a listed chemical under the California Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65).

          "HoldCo" means the wholly owned United States subsidiary of Buyer formed for the purposes of acquiring and holding the Company and its Subsidiaries, and any other United States insurance operations Buyer may acquire from time to time, which has been assigned, prior to the Closing, the purchase rights of Buyer under this Agreement in accordance with Section 10.7.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnifying Party" has the meaning set forth in Section 8.4.

          "Indemnitee" has the meaning set forth in Section 8.4.

          "Information Returns" shall have the meaning ascribed in the Tax Agreement.

          "Insurance Regulator" means the insurance regulatory authority in the state in which the applicable Insurance Subsidiary is domiciled.

          "Insurance Subsidiaries" has the meaning set forth in the Recitals of this Agreement.

          "Intellectual Property Right" has the meaning set forth in Section
4.12.

          "IRP" means The Individual Retirement Plan of Talegen Holdings, Inc.

          "IRS" means the Internal Revenue Service.

          "knowledge of Seller" means the actual knowledge of the individuals listed on Schedule 1.3.

          "KPMG Report" has the meaning set forth in Section 4.18.

          "Latest Balance Sheet" has the meaning set forth in Section 4.9.

          "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

          "Loss" means any and all claims, losses, liabilities, damages, judgments or settlements of any nature or kind, and any and all costs and expenses related thereto (including interest, penalties and attorney's, accountant's, consultant's and expert's fees and expenses), that are imposed upon or otherwise incurred or suffered by the relevant party.

          "Material Adverse Effect" means any event, change, condition, fact or effect which (i) has a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would prevent or materially delay the performance by Seller of its obligations under this Agreement.

          "1992/93 Restructuring" shall mean the restructuring of the insurance operations of Seller and its subsidiaries pursuant to the Restructuring Agreement, dated as of September 3, 1993, among Seller, Ridge Re, the Company and the other parties thereto.

          "Parent" has the meaning set forth in the Recitals of this Agreement.

          "Permits" has the meaning set forth in Section 4.10.

          "Person" means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust or any other entity.

          "Plans" has the meaning set forth in Section 4.13.

          "Pleasanton Lease" has the meaning set forth in the definition of "Crostex/Camfex Leases."

          "Pleasanton Purchase Money Documents" has the meaning set forth in the definition of "Crostex/Camfex Purchase Money Documents."

          "Purchase Price" has the meaning set forth in Section 2.1.

          "Records" means all records and original documents which pertain to or are utilized primarily by the Company or its Subsidiaries to administer, reflect, monitor, evidence or record information relating to the business or conduct of the Company or its Subsidiaries and all such records and original documents, including all such records maintained on electronic or magnetic media, or in any electronic database system of the Company or its Subsidiaries, or necessary to comply with any Applicable Law with respect to the business of the Company or its Subsidiaries.

          "Reinsurance Agreement" has the meaning set forth in Section 4.21.

          "Retirement Plan" means the Retirement Plan of Talegen Holdings, Inc.

          "Ridge Re" means Ridge Reinsurance Limited, a Bermuda corporation.

          "Ridge Re Agreement" means that certain Springing First Aggregate Excess of Loss Reinsurance Agreement by and between the Insurance Subsidiaries, Ridge Re and Parent, dated as of December 31, 1992, together with all endorsements thereto.

          "Ridge Re Amendment" means that certain Endorsement #2 to the Springing First Aggregate Excess of Loss Reinsurance Agreement by and between the Insurance Subsidiaries, Ridge Re and Parent, in the form attached hereto as Exhibit B.

          "Ridge Re GAAP Financial Statements" shall mean the audited Consolidated Balance Sheets of Ridge Re as of December 31, 1996 and 1995 and the related Statements of Operations and

Retained Earnings and Cash Flows for the years ended December 31, 1996 and 1995, prepared in accordance with GAAP, together with the notes thereon and the related reports of KPMG Peat Marwick.

          "Ridge Re Interim Financial Statements" shall mean the unaudited Consolidated Balance Sheet of Ridge Re as of June 30, 1997, and the related Statements of Operations and Retained Earnings for the six-month periods ended June 30, 1997 and June 30, 1996.

          "SAP Financial Statements" has the meaning set forth in Section 4.6.

          "Section 4.15(b) Contracts" has the meaning set forth in Section 4.15.

          "Seller" has the meaning set forth in the first paragraph of this Agreement.

          "SERP" means the Talegen Holdings, Inc. Supplemental Executive Retirement Plan.

          "Shares" has the meaning set forth in the Recitals of this Agreement.

          "SIRP" means the Supplemental IRP of Talegen Holdings, Inc.

          "Subsidiaries" means the Insurance Subsidiaries and any other corporation, partnership, joint venture or other entity which the Company controls, directly or indirectly through one or more intermediaries.

          "Tax Agreement" means the Tax Allocation and Indemnification Agreement, dated as of the date hereof, among Parent, Seller, the Company and Buyer.

          "Tax Returns" shall have the meaning ascribed in the Tax Agreement.

          "Taxes" shall have the meaning ascribed in the Tax Agreement.

          "305 Purchase Money Documents" has the meaning set forth in the definition of "Crostex/Camfex Purchase Money Documents."

          "299 Purchase Money Documents" has the meaning set forth in the definition of "Crostex/Camfex Purchase Money Documents."

          "Westchester Fire" has the meaning set forth in the Recitals of this Agreement.

          "Wire Transfer" means a payment in immediately available funds by wire transfer in lawful money of the United States to such account or accounts as shall have been designated by notice to the paying party.

          "Xerox" has the meaning set forth in Section 4.14.

                                  ARTICLE II

                              PURCHASE OF SHARES

          Section 2.1  Purchase of Shares.  Upon the terms and subject to the
                       ------------------
conditions set forth in this Agreement, at the Closing Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares free and clear of all Encumbrances for a purchase price of Three Hundred Thirty Three Million Dollars ($333,000,000), subject to adjustment in accordance with Sections 2.2 and 6.17 (as adjusted, the "Purchase Price").

          Section 2.2  Purchase Price Adjustments.  (a) If the Closing shall
                       --------------------------
take place at any time after 150 days from the date hereof but on or prior to 180 days from the date hereof, Buyer shall pay to Seller, as an adjustment to the Purchase Price and in addition to the amount set forth in Section 2.1, an amount equal to $72,555, multiplied by the number of days subsequent to the 150th day from the date hereof to and inclusive of the Closing Date.

               (b) If the Closing shall take place at any time after 180 days from the date hereof but on or prior to 210 days from the date hereof, Buyer shall pay to Seller, as an adjustment to the Purchase Price and in addition to the amount set forth in Section 2.1, an amount equal to the sum of (i) $2,176,650, plus (ii) an amount equal to $81,805, multiplied by the number of days subsequent to the 180th day from the date hereof to and inclusive of the Closing Date.

               (c) If the Closing shall take place at any time after 210 days from the date hereof, Buyer shall pay to Seller, as an adjustment to the Purchase Price and in addition to the amount set forth in Section 2.1, an amount equal to the sum of (i) $4,630,800 plus (ii) an amount equal to $91,055, multiplied by the number of days subsequent to the 210th day from the date hereof to and inclusive of the Closing Date.

               (d) The parties agree to adjust appropriately the Purchase Price to take into account material adverse changes in U.S. Treasury yields between August 1, 1997 and the Closing Date.


                                  ARTICLE III

                                  THE CLOSING

          Section 3.1  The Closing.  Upon the terms and subject to the
                       -----------
conditions of this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall be at 10:00 A.M. at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, or at any other location designated by Seller, on the first Business Day of the calendar month following the date on which all of the conditions set forth in Article VII (other than those conditions designating instruments, certificates or other documents to be delivered at the Closing) shall have been satisfied or waived, or such other date and time as Buyer and Seller shall agree upon in writing.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer as follows :

          Section 4.1  Organization and Related Matters.  Each of Parent, Seller
                       --------------------------------
and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate all of its properties and assets, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has delivered or made available to Buyer complete and correct copies of the articles or certificate of incorporation and bylaws of each of Seller and the Company, in each case as amended through the date hereof. The minute books of the Company accurately reflect all formal actions taken at all meetings and all consents in lieu of meetings of the sole stockholder of the Company since August 1994 and all formal actions taken at all meetings and all consents in lieu of meetings of the board of directors of the Company and all committees thereof since August 1994. True and complete copies of such minute books have previously been made available for inspection by Buyer.

          Section 4.2  Subsidiaries.  (a) Schedule 4.2 sets forth a complete and
                       ------------
accurate list, as of the date hereof, of all of the Subsidiaries of the Company.
Schedule 4.2 also contains the jurisdiction of incorporation or formation of each Subsidiary of the Company, each jurisdiction in which such Subsidiary is qualified or otherwise authorized to conduct insurance business, the number of issued and outstanding shares of capital stock of each such Subsidiary and the record holder(s) thereof. Except as set forth on Schedule 4.2, all of the outstanding shares of capital stock of the Subsidiaries are owned beneficially and of record by the Company, free and clear of all Encumbrances and other restrictions with respect to the transferability or assignability thereof, and no capital stock of any of its Subsidiaries is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock of any of its Subsidiaries and, other than as contemplated by this Agreement, there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to issue, redeem, purchase or sell shares of Subsidiary capital stock or securities convertible into or exchangeable or exercisable for any such shares. Schedule 4.2 contains true and complete copies of all agreements and other instruments pursuant to which the Company or any Subsidiary is obligated or required, under any circumstance, to make contributions to the capital of any Subsidiary. The Subsidiaries are each corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation or domicile, and have the corporate power and authority to carry on their respective businesses as now being conducted and to own, lease and operate all of their respective properties and assets. Each of the Subsidiaries is duly qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character of the assets owned by it makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has delivered or made available to Buyer complete and correct copies of the articles or certificate of incorporation and bylaws of each of the Subsidiaries, in each case as amended through the date hereof.

          (b) Except as set forth on Schedule 4.2, and except for the stock of its Subsidiaries and portfolio investments made in the ordinary course of business, there are no corporations, partnerships, business associations, joint ventures or other entities in which the Company owns, of record or beneficially, any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

          Section 4.3  Authority; No Violation.  (a)  Seller has full corporate
                       -----------------------
power and authority to execute and deliver this Agreement and the Tax Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Tax Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to approve this Agreement and the Tax Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the Tax Agreement have been duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery of this Agreement and the Tax Agreement by Buyer and any other parties thereto) constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          (b) Neither the execution and delivery of this Agreement and the Tax Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby and thereby to be performed by it, nor compliance by Seller with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Seller or the Company, or (ii) assuming that the consents and approvals referred to in Section
4.4 are duly obtained, (A) violate in any material respect any Applicable Law with respect to Seller, the Company or the Subsidiaries, or any of their respective material properties or assets, (B) result in the creation of any Encumbrance upon any of the Shares, or (C) violate, conflict with, result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any Person under, or result in the imposition of any Encumbrance on any of the properties or assets of the Company under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller, the Company or the Subsidiaries is a party, or by which Seller, the Company or the Subsidiaries, or any of their respective properties or assets, may be bound or affected, except for such Encumbrances, violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c) Parent has full corporate power and authority to execute and deliver the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Ancillary Agreements and the consummation of the transactions contemplated thereby have been duly and validly approved by all requisite corporate action on the part of Parent, and no other corporate proceedings on the part of Parent are necessary to approve the Ancillary Agreements or to consummate the transactions contemplated thereby.
The Tax Agreement has been duly and validly executed and delivered by Parent and (assuming the due authorization, execution and delivery of the Tax Agreement by Buyer and any other parties thereto) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally. Subject to the occurrence of the Closing, the Guarantee and the Ridge Re Amendment will be duly and validly executed and delivered by Parent and the Guarantee and the Ridge Re Agreement, as amended by the Ridge Re Amendment (assuming the due authorization, execution and delivery of the Ridge Re Amendment by the other parties thereto), will constitute valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          (d) Neither the execution and delivery of the Ancillary Agreements by Parent, nor the consummation by Parent of the transactions contemplated thereby to be performed by it, nor compliance by Parent with any of the terms or provisions thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or (ii) violate in any material respect any Applicable Law with respect to Parent, or any of its material properties or assets.

          (e) Ridge Re is duly organized, validly existing and in good standing under the laws of Bermuda and has full corporate power and authority to enter into, and fulfill its obligations under, the Ridge Re Agreement (as amended by the Ridge Re Amendment) in accordance with its terms. Parent owns of record and beneficially all the outstanding capital stock of Ridge Re.

          (f) Each of Ridge Re and each Insurance Subsidiary has full corporate power and authority to enter into the Ridge Re Amendment and has taken all requisite corporate action to consummate the transactions contemplated thereby and to perform its obligations thereunder. Subject to the occurrence of the Closing, the Ridge Re Amendment will be duly and validly executed and delivered by Ridge Re and the Insurance Subsidiaries and the Ridge Re Agreement, as amended by the Ridge Re Amendment (assuming the due authorization, execution and delivery of the Ridge Re Amendment by the other parties thereto), will constitute a legal, valid and binding obligation of Ridge Re, enforceable against Ridge Re in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          Section 4.4  Consents and Approvals.  Except for (i) the approval of
                       ----------------------
this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and the new intercompany tax agreements among the Company and the Subsidiaries which shall be effective as of the Closing, by each of the applicable governmental and regulatory authorities listed on Schedule 4.4, (ii) the approval of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and the new intercompany tax agreements among the Company and the Subsidiaries which shall be effective as of the Closing, by any other governmental or regulatory authorities, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) the filing of premerger notification reports under the HSR Act, (iv) the filing of a notice pursuant to the Exon-Florio Amendment, and (v) consents, approvals, authorizations, declarations, filings and registrations required by the nature of the business or ownership of Buyer, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Parent, Seller, Ridge Re, the Company or any Subsidiary on or prior to the Closing Date in connection with the execution or delivery of this Agreement or any of the Ancillary Agreements, the performance of this Agreement or any Ancillary Agreement, or the consummation of the transactions contemplated hereby and thereby.

          Section 4.5  Stock Ownership.  Seller owns beneficially and of record
                       ---------------
all of the Shares to be sold to Buyer by Seller, and Seller has full corporate power and authority to sell, assign, transfer and deliver the Shares to Buyer upon the terms and subject to the conditions of this Agreement free and clear of all Encumbrances. The Company has authorized 1,000 shares of common stock, $1.00 par value, 1,000 shares of which are issued and outstanding, and no shares of any other class or series of capital stock are authorized, issued or outstanding. Upon consummation of the transactions contemplated by this Agreement, Buyer will have good and valid title to such Shares, free and clear of all Encumbrances. All of the Shares are duly authorized, validly issued, fully paid, nonassessable and free of any preemptive rights.

There is no outstanding option, warrant, right, subscription, call, unsatisfied preemptive right or other agreement or right of any kind to purchase or otherwise acquire from the Company or Seller any capital stock of the Company.

          Section 4.6  Financial Statements.  (a) Seller has heretofore
                       --------------------
delivered to Buyer the Company GAAP Financial Statements, the Ridge Re GAAP Financial Statements, the Company Interim Financial Statements, the Ridge Re Interim Financial Statements and the Convention Statements. Except as otherwise set forth therein, (i) the Company GAAP Financial Statements are based on the books and records of the Company and its Subsidiaries, fairly present in all material respects the financial condition and consolidated results of operations of the Company and its Subsidiaries, as of the dates and for the periods indicated therein, have been prepared in accordance with GAAP (as in effect at the time of the respective financial statements) consistently applied, and have been audited by KPMG Peat Marwick LLP and (ii) the Ridge Re GAAP Financial Statements are based on the books and records of Ridge Re, fairly present in all material respects the financial condition and results of operation of Ridge Re, as of the dates and for the periods indicated therein, have been prepared in accordance with GAAP (as in effect at the time of the respective financial statements) consistently applied, and have been audited by KPMG Peat Marwick. The Company Interim Financial Statements and the Ridge Re Interim Financial Statements were prepared in the ordinary course of business and have been prepared on a consistent basis through the periods indicated and in a manner consistent with that employed in the Company GAAP Financial Statements and the Ridge Re GAAP Financial Statements, as the case may be. The Company Interim Financial Statements and the Ridge Re Interim Financial Statements do not contain footnote disclosures and are subject to normal recurring year-end adjustments, but otherwise fairly present in all material respects the financial condition and results of operations of the Company and Ridge Re, as the case may be, as of the dates and for the periods indicated therein except as otherwise set forth therein.

          (b) Seller has previously furnished Buyer with copies of audited statutory financial statements of each of the Insurance Subsidiaries as of December 31, 1996, 1995 and 1994, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, prepared in conformity with the statutory accounting practices prescribed or permitted by the respective state of domicile for each Insurance Subsidiary (collectively, the "SAP Financial Statements"). Each of the balance sheets included in the SAP Financial Statements fairly presents in all material respects the financial position of the applicable Insurance Subsidiary as of its date and each of the statements of operations included in the SAP Financial Statements fairly presents in all material respects the results of operations of the applicable Insurance Subsidiary for the period therein set forth, in each case prepared in conformity with the statutory accounting practices prescribed or permitted by the respective state of domicile for each Insurance Subsidiary.

          Section 4.7  No Other Broker.  Other than Morgan Stanley & Co.
                       ---------------
Incorporated, the fees and expenses of which will be paid by Seller, no broker, finder or similar intermediary has acted for or on behalf of Seller or the Company or the Subsidiaries, or is entitled to any broker's, finder's or similar fee or other commission from Seller, the Company or the Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          Section 4.8  Legal Proceedings.  As of the date hereof, other than
                       -----------------
Actions arising from or related to the obligations of any Subsidiary under any insurance policy or similar instrument written, assumed or reinsured by such Subsidiary, (a) neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of Seller, threatened, Actions against or otherwise affecting the Company, any of its Subsidiaries or any of their respective properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse

Effect, and (b) there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its Subsidiaries or any of their respective properties or assets which (i) has been issued by any insurance regulatory authority, (ii) would restrict the ability of the Company to conduct its business in the ordinary course of business consistent with past practice or
(iii) has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 4.8 sets forth a true and complete list, as of the date hereof, of all pending litigation against the Company or any Subsidiary which (A) does not relate to any liability arising from insurance policies or similar instruments or (B) alleges "bad faith."

          Section 4.9  Undisclosed Liabilities.  (a) As of the date hereof,
                       -----------------------
except for (i) those liabilities or items set forth on Schedule 4.9, (ii) those liabilities that are reflected or reserved against on the audited balance sheet of the Company as of December 31, 1996 (the "Latest Balance Sheet"), and (iii) liabilities incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, no liabilities, debts, claims or obligations of any nature, whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, that would be required to be included on a balance sheet to be prepared in accordance with GAAP, have been incurred by the Company or the Subsidiaries (and, to the knowledge of Seller, there is no existing condition or set of circumstances which would reasonably be expected to result in such a liability) other than those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Each of the Company and each Subsidiary has paid in full all guaranty fund assessments required by any regulatory authority to be paid by it prior to the date of this Agreement. As of the date of this Agreement, except as set forth on Schedule 4.9 and except as and to the extent reserved against in the Convention Statements or disclosed in the notes thereto, the Company and the Subsidiaries have not received any guarantee fund assessments.

          Section 4.10  Compliance with Applicable Law; Insurance Operations.
                        ----------------------------------------------------
(a) Each of the Company and its Subsidiaries holds in full force and effect all material licenses, franchises, permits and authorizations ("Permits") necessary for the lawful ownership and use of their respective properties and assets and the conduct of their respective businesses (as now conducted) under and pursuant to Applicable Laws relating to the Company and its Subsidiaries and, to the knowledge of Seller, there has been no violation of any Permit, nor has Seller received written notice asserting any such violation, except for such failures to be in full force and effect and for such violations, if any, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.10 and except as provided in Applicable Law (including without limitation any requirements for relicensure of insurance companies), the consummation of the transactions contemplated by this Agreement will not result in any revocation, cancellation or suspension of any such Permit, except as a result of the status of Buyer and its Affiliates, and there are no pending or, to the knowledge of Seller, threatened suits, proceedings or investigations with respect to revocation, cancellation, suspension or nonrenewal thereof and there has occurred no event which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal thereof, in any such case except where such a revocation, cancellation, suspension or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth on Schedule 4.10, each of the Company and its Subsidiaries is in compliance with each Applicable Law relating to it or any of its material assets, properties or operations, except where noncompliance with any such Applicable Law would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Affect.

          (c) Each of the Insurance Subsidiaries (i) is an authorized insurer (on either an admitted or a nonadmitted basis) in each state in which it presently writes insurance for the type of insurance it presently writes in such states and (ii) meets in all material respects all statutory and regulatory requirements of all Governmental Authorities which have jurisdiction over it to be an authorized insurer on either an admitted or a nonadmitted basis.

          (d) Seller has previously made available to Buyer true and complete copies of the reports (or the most recent draft thereof, to the extent any final report is not available) reflecting the results of the most recent financial examinations and market conduct examinations of any of the Insurance Subsidiaries issued by any Insurance Regulator.

          Section 4.11  Absence of Certain Changes.  Since December 31, 1996,
                        --------------------------
except as set forth on Schedule 4.11 or as is expressly contemplated by this Agreement, the Berkshire Hathaway Reinsurance Agreement or an Ancillary Agreement, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has conducted its business in the ordinary course of business, consistent with past practice and has not:

          (a) entered into any new lines of business (whether or not part of the insurance or reinsurance business), made, or permitted any Subsidiary to make, any material change in the underwriting, reinsurance, marketing, claim processing and payment, reserving, investment, financial or accounting practices or policies of the Company or any of its Subsidiaries or otherwise make material changes to the operations of the business, except as required by law, GAAP or the statutory accounting practices of the respective state of domicile of any such entity;

          (b) made any, or permitted any Subsidiary to make any, (i) entry into or modification of any reinsurance, coinsurance or retrocession agreement by the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice, or (ii) termination or commutation of any reinsurance, coinsurance or retrocession agreement legally carried on the books of the Subsidiaries at the time of such termination or commutation involving payments of $1,000,000 or more;

          (c) issued or sold, or permitted any Subsidiary to issue or sell, any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same;

          (d) other than the $451,527 dividend paid to Seller in the first quarter of 1997, redeemed any capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock;

          (e) merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person or acquired a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquired any assets (other than fixed maturity securities, equity securities, cash and short-term investments) with an aggregate value in excess of $250,000 other than in the ordinary course of the business consistent with past practice, or permitted any Subsidiary to do any of the foregoing;

          (f) made, or permitted any Subsidiary to make, any capital expenditure or commitment for any capital expenditure in excess of $250,000 in the aggregate with respect to any such entity;

          (g) incurred, or permitted any Subsidiary to incur, indebtedness for money borrowed in excess of $250,000 in the aggregate;

          (h) made any loan to, guaranteed any indebtedness for money borrowed of, or otherwise incurred such indebtedness on behalf of, any Person in excess of $250,000 in the aggregate other than investments made in the ordinary course of business, or permitted any Subsidiary to do any of the foregoing;

          (i) (i) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, severance, pension or other benefits payable to any of its employees who in the preceding 12 months received compensation in excess of $100,000, including, without limitation, any increase or change pursuant to any Plan, (ii) established or increased or promised to increase any benefits under any Plan, in either case except as required by law, rule or regulation or any collective bargaining agreement or involving ordinary increases consistent with past practice,
     (iii) entered into any employment, severance or termination agreement with any such officer or employee, or (iv) permitted any Subsidiary to do any of the foregoing;

          (j) amended or restated, or permitted any Subsidiary to amend or restate, its charter or by-laws (or other organizational documents);

          (k) except as expressly required herein, paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the Latest Balance Sheet or incurred in connection with the transactions contemplated by this Agreement or in the ordinary course of business and consistent with past practice;

          (l) adopted a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation, dissolution, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company;

          (m) except as set forth on Schedule 4.17, acquired investments which are not rated in one of the four highest categories by a "nationally recognized statistical rating agency" as defined in the rules or regulations of the Securities and Exchange Commission;

          (n) sold (whether by merger, consolidation or otherwise), leased, created any Encumbrance with respect to, transferred or disposed of any material assets of the Company (including without limitation the Shares and rights of renewal) outside the ordinary course of business consistent with past practice or entered into any material commitment or transaction outside the ordinary course of business consistent with past practice;

          (o) made any Tax elections or settled or compromised any material United States federal, state, local or other foreign income tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

          (p) other than in the ordinary course of business consistent with past practice, paid or agreed to pay in settlement or compromise of any suits or claims of liability against the Company, its directors, officers, employees or agents, more than an aggregate of $100,000 for all such suits and claims;

          (q) entered into any agreement providing for the acceleration of payment or performance or other consequence as a result of a change in control of the Company;

          (r) made any prepayment of any liabilities, other than in the ordinary course of business consistent with past practice, individually or in the aggregate exceeding $250,000;

          (s) as of the date hereof, suffered any damage, destruction, or other casualty (whether or not covered by insurance) affecting any of the assets and properties of the Company or any of its Subsidiaries which damage, destruction, or loss individually or in the aggregate exceeds $250,000 or the result of which individually or in the aggregate exceeds $250,000;

          (t) made any amendment, termination, waiver, disposal, or lapse of, or other failure to preserve, any license or other form of authorization of the Company or any of its Subsidiaries, which is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; or

          (u) agreed, whether in writing or otherwise, to take any of the actions specified in this Section, except as expressly contemplated by this Agreement.

          Section 4.12  Technology and Intellectual Property.  (a)  Except as
                        ------------------------------------
set forth on Schedule 4.12, the Company or its Subsidiaries own or possess, or have enforceable rights or licenses to use, the patents, trademarks, service marks, trade names, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how and computer programs which are necessary to carry on their respective businesses as presently conducted (each, an "Intellectual Property Right"), and neither the Company nor its Subsidiaries has received any written notice of any infringement of the rights of others with respect to any such Intellectual Property Right that, if such infringement is determined to be unlawful, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will neither cause the Company or any of its Subsidiaries to be in violation or default under any licenses, sublicenses or other agreements to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any Intellectual Property Right, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, except where any such violation, default, termination or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.12, Parent, Seller and their Affiliates (other than the Company and the Subsidiaries) have no right or title to or interest in any
Intellectual Property Right.   Schedule 4.12 sets forth a complete and correct
list, as of the date hereof, and a brief description of, the Intellectual Property Rights that are material to the Company or any Subsidiary.

          (b) To the knowledge of Seller, no use of any Intellectual Property Right by the Company or any Subsidiary breaches, violates or infringes any rights of any third party or (except for the payment of computer software licensing fees) requires any payment for the use of any patent, trade name, service mark, trade secret, trademark, copyright or other intellectual property right or technology owned by any third party.

          Section 4.13  Employee Benefit Plans; ERISA.  (a)  Except as set forth
                        -----------------------------
on Schedule 4.13, neither Seller, the Company, nor any of the Subsidiaries is a party to, participates in or has any obligation under, and neither Seller, the Company, nor any of the Subsidiaries has any obligation with respect to Company Employees or any other current or former employees of the Company or its Subsidiaries under,

(A) any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Section 3(1) and 3(2) of ERISA), (B) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in Section 3(3) of ERISA), or (C) any employment agreement.

          (b) A true and correct copy each of the plans, arrangements and agreements set forth on Schedule 4.13 (the "Plans") and copies of all related trust agreements, schedules, benefit entitlement letters, insurance contracts (including "stop-loss" policies), and administration contracts, each as in effect on the date hereof, have been supplied to Buyer. In the case of any Plan which is not in written form, Buyer has been supplied with an accurate description of such Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, summary plan description and IRS determination letter with respect to each Plan, to the extent applicable, has been supplied to Buyer, and there have been no material adverse changes in the financial condition of the respective Plans from that stated in the annual reports and actuarial reports supplied.

          (c)  As to all Plans:

               (i) All Plans comply, and have been administered in form and in operation in all respects, with all applicable requirements of Applicable Law and, as of the date hereof, no event has occurred which will or would reasonably be expected to cause any such Plan to fail to comply with such requirements and, as of the date hereof, no notice has been issued by any governmental authority questioning or challenging such compliance, except where any such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (ii) All Plans which are employee pension benefit plans and are intended to be tax-qualified plans comply in form and in operation in all material respects with all applicable requirements of Sections 401(a) and 501(a) of the Code; there have been no amendments to such Plans which are not the subject of a favorable determination letter issued with respect thereto by the IRS, except for those amendments of which copies have been provided to Buyer prior to the date hereof and, as of the date hereof, no event has occurred which will or would reasonably be expected to give rise to disqualification of such Plan under such Sections or to a tax under
     Section 511 of the Code, except where any such disqualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (d) Except as set forth on Schedule 4.13, neither Seller, the Company nor any of the Subsidiaries has any commitment, intention or understanding to create, modify, terminate or adopt any Plan that would result in any additional material liability to Buyer, the Company or the Subsidiaries.

          (e) Neither Seller, the Company, any of their Subsidiaries nor any ERISA Affiliate maintains, has any obligation to contribute to or otherwise has any obligation under any multiemployer plan (as defined in Section 3(37) of ERISA).

          (f) Neither Seller, the Company nor any of their Subsidiaries maintains, has any obligation to contribute to, is a party to, or has any liability or contingent or potential liability under any "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code).

          (g) Except as set forth on Schedule 4.13, the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan or agreement that will or would reasonably be expected to result in (i) any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any Company Employee or (ii) an "excess parachute payment" (within the meaning of Section 280G of the Code).

          (h) Except as set forth on Schedule 4.13, Seller shall remain solely liable for all liabilities, benefits or claims with respect to Company Employees accrued pursuant to any Plan which is a pension plan under Section 3(2)(A) of ERISA and which is not intended to be qualified under Section 401(a) of the Code. The accrued liabilities of the Company and its Subsidiaries under the SIRP with respect to Company Employees, and the assets associated therewith, are reflected on the financial statements of the Company and its Subsidiaries, and such assets are substantially equal to such accrued liabilities.

          (i) From and after the Closing, Buyer, the Company and the Subsidiaries may terminate or amend any Plan maintained solely by the Company or its Subsidiaries; provided, however, that Buyer shall pay or cause the Company or its Subsidiaries to pay, benefits in accordance with the terms of the Enhanced Severance Benefit Plan of Westchester Fire Insurance Company as in effect on the day before the Closing Date.

          (j) None of the assets of any Plan (other than the ESOP maintained by Xerox) is invested in employer securities or employer real property.

          (k) There have been no non-exempt "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan and neither the Company nor any of its Subsidiaries has engaged in any non-exempt prohibited transaction which (in either case) would reasonably be expected to result in a material fine or penalty under Section 502 of ERISA or
Section 4975 of the Code.

          (l) There have been no acts or omissions with respect to any Plan by the Company which have given rise to or would reasonably be expected to give rise to material fines, penalties, taxes of related charges under Section 502 of ERISA or Chapters 43, 47 or 68 of the Code for which the Company would reasonably be expected to be liable.

          (m) There are no material actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Seller, threatened involving any Plan or the assets thereof and no facts exist which would reasonably be expected to give rise to any such actions, suits or claims (other than routine claims or benefits).

          (n) Except as set forth on Schedule 4.13, none of the Plans is subject to Title IV of ERISA, and the Company does not have any material liability or contingent liability with respect to any Plan that is or has been subject to Title IV of ERISA.

          (o) Each Plan which constitutes a "group health plan" (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current and former subsidiaries of Seller which must be taken into account under Sections 4980B and 414(t) of the Code or Section 601 of ERISA, has been operated in material compliance with Applicable Law, including coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable. The number of Company Employees, or other individuals who are or were related to or dependents of

Covered Employees, receiving continuation coverage under Section 4980B of the Code or Section 601 of ERISA was nine as of July 18, 1997.

          (p) Except as set forth on Schedule 4.13, the Company and its Subsidiaries do not have any liability or contingent liability for providing, under any Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

          (q) Actuarially adequate accruals for all obligations of the Company and its Subsidiaries under the Plans are reflected in the financial statements of the Company and its Subsidiaries and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and Applicable Law for the plan years which include the Closing Date.

          (r) No compensation which the Company or its Subsidiaries has paid or is obligated to pay to any employee is nondeductible on account of Section 162(m) of the Code.

          Section 4.14  Taxes.  (a)  Seller and the Company (and any affiliated
                        -----
group of which the Company is a member) have timely filed with the appropriate taxing authorities all federal and, to the knowledge of Seller, state and local Tax Returns and Information Returns required to be filed through the date hereof (taking into account all valid extensions). All such federal and, to the knowledge of Seller, state and local Tax Returns and Information Returns are complete and accurate in all material respects. The Company is a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, that includes Seller, Parent and Xerox Corporation ("Xerox"), which is the common parent of the affiliated group.

          (b) All Taxes shown in the Tax Returns referred to in Section 4.14(a) that are due and payable by the Company and its Subsidiaries before the date hereof have been timely paid.

          (c) Except as set forth on Schedule 4.14, there are no Encumbrances on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Taxes (other than Taxes that are not due as of the date hereof).

          (d) Except as set forth on Schedule 4.14, to the knowledge of Seller, there is no action, suit, proceeding, investigation, audit, extensions of the statute of limitations or claim now pending that relates to Tax liabilities attributable to items of income, gain, deduction, loss or credits of the Company or any of its Subsidiaries.

          (e) The Company and the Subsidiaries have withheld and paid all federal and, to the knowledge of Seller, all state and local Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (f) A representation with respect to Taxes contained in this Section
4.14 shall be deemed to be accurate unless an inaccuracy contained therein would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 4.15  Contracts. (a) Schedule 4.15(a) sets forth a complete
                        ---------
and accurate list, as of the date hereof, of all contracts, agreements, commitments, arrangements, leases, insurance policies or other instruments, written or oral, to which the Company or any of its Subsidiaries is a party (excluding policies of insurance or reinsurance in the ordinary course of business), or by which any of their respective assets, business or operations may be bound or affected, which contain obligations of the Company or its Subsidiaries in excess of $250,000 in any one fiscal year or $500,000 in the aggregate in any five year period (unless such contract is terminable on not more than one year's notice without cause and payment of penalty) or which are otherwise necessary or material to the business of the Company and its Subsidiaries taken as a whole (collectively, the "Contracts").

          (b) Except as set forth on Schedule 4.15(b), as of the date hereof none of the Company or any of its Subsidiaries is a party to or owner of any:

          (i) agreement, contract, commitment or undertaking (other than contracts of insurance or reinsurance or retrocession agreements) the performance or non-performance of which is individually or, with respect to any related series of agreements, in the aggregate, material to the Company and the Subsidiaries, taken as a whole;

          (ii) agreement, contract, commitment or undertaking (other than contracts of insurance or reinsurance or retrocession agreements) which provides for an aggregate purchase price or payments of more than $100,000 under any agreement during any two-year period (or $100,000 in the aggregate, during any two-year period, in the case of any related series of agreements);

          (iii) agreement for the sale or lease of any of the assets and properties of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

          (iv) material mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar material agreement with respect to any real or personal property of the Company or any of its Subsidiaries;

          (v)    agreement with a labor union or labor association;

          (vi) loan agreement, promissory note issued by it, guarantee, subordination or similar type of agreement;

          (vii)  noncompetition or non-solicitation agreement;

          (viii) power of attorney or agreement with a managing general agent or third party administrator; or

          (ix) support agreement, guarantee or other agreement for the benefit of any Affiliate of the Company (including any Affiliate of Seller).

          (c)    With respect to each Contract and each contract set forth on
Schedule 4.15(b) (each a "Section 4.15(b) Contract"), (i) to the knowledge of Seller, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, such Contract or Schedule 4.15(b) Contract is valid and binding in all material respects in accordance with its terms and is in full force and effect, (ii) the Company and its Subsidiaries are not, and, to the knowledge of Seller, no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein except where such defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) to the knowledge of Seller, no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a default thereunder except where such defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth on
Schedule 4.15(a) or 4.15(b), no Contract or Schedule 4.15(b) Contract requires the consent of any party in connection with the transactions contemplated hereby.

          Section 4.16  No Material Adverse Change.  Except as set forth on
                        --------------------------
Schedule 4.16, since December 31, 1996, there has been no change in the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, to the extent such effect results from any of the following, such effect shall not be considered a Material Adverse Effect for purposes of this Section 4.16: (i) general conditions applicable to the economy of the United States, including changes in interest rates, (ii) conditions affecting the property and casualty insurance or reinsurance business as a whole, or (iii) conditions or effects resulting from the announcement of the existence and terms of this Agreement.

          Section 4.17  Portfolio Investments.  Seller has previously delivered
                        ---------------------
to Buyer true and complete lists, as of July 31, 1997, of all assets held in the investment portfolios of the Company and its Subsidiaries as of such date and
has attached such lists hereto as Schedule 4.17.   All such assets included in
such investment portfolios were purchased by the Company or a Subsidiary in compliance with Applicable Law.

          Section 4.18  Reserves.  Seller has delivered to Buyer a true and
                        --------
complete copy of that certain report entitled "Westchester Specialty Group, Inc. Review of Loss and Loss Adjustment Expense Reserves as of December 31, 1996" (the "KPMG Report"). The Ridge Re Agreement is in full force and effect. Notwithstanding any other provision of this Agreement (including Sections 4.6 and 4.9), Seller makes no representation or warranty that the reserves of the Company or any of its Subsidiaries for losses, loss adjustment expenses or uncollectible reinsurance are adequate or sufficient. The sole provisions of this Agreement with respect to the adequacy or sufficiency of such reserves are set forth in this Section 4.18.

          Section 4.19  Title to Assets, etc.  The Company and its Subsidiaries
                        ---------------------
have good and marketable title to, or valid and subsisting leasehold interests in, all real and material personal property and other material assets on their books and reflected on the Company's balance sheet at December 31, 1996 or acquired in the ordinary course of business since December 31, 1996 which would have been required to be reflected on such balance sheet if acquired on or prior to December 31, 1996, other than assets which have been disposed of in the ordinary course of business. The Company and its Subsidiaries do not own any real estate. Schedule 4.19 sets forth a true and complete listing, as of the date hereof, of all real estate leases or subleases to which the Company or any of its Subsidiaries is a party. None of such assets is subject to any Encumbrance, except for Encumbrances reflected in the financial statements of the Company as of December 31, 1996 or which in the aggregate are not substantial in amount or do not materially interfere with the present use of such property or assets. Assuming the due authorization, execution and delivery of all such leases by the other parties thereto, all such leases are valid, binding and enforceable against the Company (and, to the knowledge of Seller, against each other party thereto) in accordance with their respective terms, and, to the knowledge of Seller, there does not exist, under any lease of real property or personal property, any material defect or any event which, with notice or lapse of time or both, would constitute a material default by the Company or by any other party thereto. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have the right to quiet enjoyment of all real property leased by any of them for the full term of each such lease or sublease or similar agreement (or any renewal option) relating thereto and such leased property is not subject to any failure to have the right to quiet enjoyment.

          Section 4.20  Transactions with Certain Persons.   (a)  Except as set
                        ---------------------------------
forth on Schedule 4.20, neither any officer, director or employee of Parent, Seller, the Company, any Subsidiary or any Affiliate nor any member of any such Person's immediate family is presently a party to any material transaction with the Company or any of its Subsidiaries which would be required to be disclosed under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission, including any contract or other binding arrangement (i) providing for the furnishing of material services by such Person (except in such Person's capacity as an officer, director, employee or consultant), (ii) providing for the rental of material real or personal property from such Person, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of Xerox, Parent, Seller, the Company or any Subsidiary) such Person.

          (b) Except as set forth on Schedule 4.20 or in the ordinary course of business consistent with past practice, since December 31, 1996 no intercompany trade receivables and payables have been settled between Seller or any Affiliate (other than the Company and its Subsidiaries) on the one hand and the Company and/or any Subsidiary on the other hand.

          (c) Schedule 4.20 sets forth a true and complete list of all written (and a true and complete summary of all oral) contracts, agreements or commitments between the Company or any of its Subsidiaries and Xerox or any Affiliate (other than the Company and its Subsidiaries) thereof as of the date of this Agreement which (i) cannot be terminated upon less than 30 days' notice, and (ii) require payments annually of more than $250,000.

          (d) Except as set forth on Schedule 4.20, no indebtedness for money borrowed is owed by the Company or any of its Subsidiaries to Seller or any of its Affiliates (except for the Company and its Subsidiaries).

          Section 4.21  Reinsurance and Retrocessions.  Schedule 4.21 contains a
                        -----------------------------
true and complete list of all reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which any Subsidiary is a ceding party (including any terminated or expired treaty or agreement under which as of December 31, 1996 there remains an outstanding liability with respect to paid or unpaid case reserves in excess of $500,000), any terminated or expired treaty or agreement under which there remains any outstanding liability from one reinsurer with respect to paid or unpaid case reserves in excess of $100,000 and any treaty or agreement with any Affiliate of such Subsidiary, the effective date of each such treaty or agreement, and the termination date of any treaty or agreement which has a definite termination date (individually a "Reinsurance Agreement" and collectively, the "Reinsurance Agreements"), copies of which have been delivered or made available to Buyer. Assuming the due authorization, execution and delivery of each such Reinsurance Agreement by the other parties thereto, each such Reinsurance Agreement is valid and binding in all material respects in accordance with its terms and is in full force and effect. None of the in-force Reinsurance Agreements may be terminated by any party thereto due to a change of control of the Company or any of the Subsidiaries. No other party to any Reinsurance Agreement has given notice to the Company or any of its Subsidiaries that it intends to terminate or cancel any such Reinsurance Agreement as a result of the transactions contemplated hereby or the contemplated operations of the Company or its Subsidiaries after the consummation of the transactions contemplated hereby, which termination or change would reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller, no Subsidiary is in default in any respect as to any provision of any reinsurance or retrocession treaty or agreement or has failed to meet the underwriting standards required for any business reinsurance thereunder except for defaults, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 4.22  Environmental Laws.  (a)  To the knowledge of Seller,
                        ------------------
except as set forth on Schedule 4.22 and as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, and possesses and is in compliance with all Environmental Permits required under such laws for the conduct of its business and operations,
(ii) there are no past, present or future events, conditions, circumstances, practices, plans or legal requirements that would reasonably be expected to prevent, or increase the burden on the Company or any of its Subsidiaries of complying with applicable Environmental Laws or of their obtaining, renewing or complying with all Environmental Permits required under such laws for the conduct of its business and operations, (iii) there are and have been no conditions at any property owned, operated or otherwise used by the Company or any Subsidiary now or in the past, or at any other location, that would reasonably be expected to give rise to liability of the Company or any of its Subsidiaries under any Environmental Law, and (iv) since September 3, 1993, there have been no past and there are now no pending or threatened Actions regarding the Company or any of its Subsidiaries brought by any Person or Governmental Authority regarding any Environmental Law or Hazardous Material.

          (b) Notwithstanding the representations contained in this Section, Buyer acknowledges that Seller is not making any representations (express or implied in or pursuant to this Agreement) with respect to any violation of or noncompliance with Environmental Law or Environmental Permits, or failure to obtain Environmental Permits, in each case by reason of any insurance, reinsurance, indemnity, guaranty or assumption of liability policy of any party, entered into by the Company or any Insurance Subsidiary.

          Section 4.23  Insurance Coverage.  The Company has furnished to Buyer
                        ------------------
a true and correct list, as of the date hereof, of all policies of insurance relating to the assets, properties, business, operations, employees, officers or directors of the Company and each of its Subsidiaries. The Company maintains insurance relating to such assets, properties, business, operations, employees, officers and directors which is reasonable for a company of its size engaged in the property and casualty insurance business.

          Section 4.24  Labor Matters.  Since December 31, 1996, the operation
                        -------------
of the business of the Company and its Subsidiaries has not been materially and adversely affected by labor problems. To the knowledge of Seller, (i) no such problem would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) the activities of the Company and its Subsidiaries have been in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Schedule 4.24 sets forth as of the date hereof, to the knowledge of Seller, a description of all pending or threatened disputes or claims applicable to the Company or any of its Subsidiaries alleging employment discrimination, sexual harassment or any unfair employment practice.

          Section 4.25  No Other Agreements to Sell the Assets or the Company.
                        -----------------------------------------------------
Except as set forth on Schedule 4.25, none of Parent, Seller, the Company or any Subsidiary has any agreement, absolute or contingent, with any other Person to sell the capital stock, material assets (other than with respect to the sale of portfolio assets in the ordinary course of business consistent with past practice) or business of the Company or any Subsidiary or to effect any merger, consolidation or other reorganization of the Company or any Subsidiary or to enter into any agreement with respect thereto.

          Section 4.26  1992/93 Restructuring. The 1992/93 Restructuring
                        ---------------------
complied with, and all novations made pursuant to the 1992/93 Restructuring were made in accordance with, all applicable statutes, rules, regulations, orders, writs, injunctions, judgments and decrees, except for such failures to be in accordance therewith which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of Seller, as of the date hereof, no party has raised any judicial, regulatory or other formal challenge: (i) seeking to overturn the contracts and arrangements entered into in connection with the 1992/93 Restructuring or (ii) seeking to invalidate the novation process (not including challenges to the novation status of individual policies in the context of insurance policy claims or litigation) provided for under the Assumption and Indemnity Reinsurance Agreements entered into as a part of the 1992/93 Restructuring.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows:

          Section 5.1  Organization and Related Matters.  Buyer is a
                       --------------------------------
corporation, duly organized, validly existing and in good standing under the laws of the Cayman Islands. The copies of the Memorandum of Association and the Articles of Association, and any amendments thereto, of Buyer previously delivered to the Company are complete and correct copies of such instruments as in effect as of the date of this Agreement.

          Section 5.2  Authority; No Violation.  (a)  Buyer has full corporate
                       -----------------------
power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to approve this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Tax Agreement have been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of this Agreement and the Tax Agreement by Seller and the other parties thereto) constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          (b) Neither the execution and delivery of this Agreement and the Ancillary Agreements by Buyer, nor the consummation by Buyer of the transactions contemplated hereby and thereby to be performed by it, nor compliance by Buyer with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Memorandum of Association or the Articles of Association of Buyer, or (ii) assuming that the consents and approvals referred to in Section
5.3 are duly obtained, (A) violate in any material respect any Applicable Law with respect to Buyer, or any of its material properties or assets or (B) violate, conflict with, result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any Person under, or result in the imposition of any Encumbrance on any of the properties or assets of Buyer under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults which, would not, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations hereunder.

          Section 5.3  Consents and Approvals.  Except for (i) the approval of
                       ----------------------
this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and the new intercompany tax agreements among the Company and the Subsidiaries which shall be effective as of the Closing, by each of the applicable governmental and regulatory authorities set forth on Schedule 5.3,
(ii) the approval of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and the new intercompany tax agreements among the Company and the Subsidiaries which shall be effective as of the Closing, by any other governmental or regulatory authorities, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) the filing of premerger notification reports under the HSR Act, (iv) the filing of a notice pursuant to the Exon-Florio Amendment, and (iv) consents, approvals, authorizations, declarations, filings and registrations required by the nature of the business or ownership of Seller, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by Buyer on or prior to the Closing Date in connection with the execution or delivery of this Agreement or any of the Ancillary Agreements, the performance of this Agreement or any Ancillary Agreement, or the consummation of the transactions contemplated hereby and thereby.

          Section 5.4  Legal Proceedings.  As of the date hereof, Buyer is not a
                       -----------------
party to any, and there are no pending or, to the knowledge of Buyer, threatened, Actions against or otherwise affecting Buyer or its properties or assets or challenging the validity or propriety of the transactions contemplated by this Agreement which, if adversely determined, would, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations pursuant to this Agreement, and there is no injunction, order, judgment, decree or regulatory restriction imposed upon Buyer or its properties or assets which would, individually or in the aggregate, prevent or materially delay the performance by Buyer of any of its obligations pursuant to this Agreement.

          Section 5.5  Investment Intent of Buyer.  The Shares to be acquired
                       --------------------------
under this Agreement will be acquired by Buyer for its own account and not for the purpose of a distribution. Buyer will refrain from transferring or otherwise disposing of any of the Shares acquired by it, or any interest therein, in such manner as to violate any registration provision of the Securities Act of 1933, as amended, or any applicable state securities law regulating the disposition thereof.

          Section 5.6  Investment Company.  Buyer is not an investment company
                       ------------------
subject to registration and regulation under the Investment Company Act of 1940, as amended.

          Section 5.7  No Other Broker.  Other than Donaldson, Lufkin & Jenrette
                       ---------------
Securities Corporation, the fees and expenses of which will be paid by Buyer, no broker, finder or similar intermediary has acted for or on behalf of Buyer or any Affiliate of Buyer, or is entitled to any broker's, finder's or similar fee or other commission from Buyer, or any Affiliate of Buyer, in connection with this Agreement or the transactions contemplated hereby.

          Section 5.8  Financing.  Buyer has, and at the Closing will have,
                       ---------
sufficient cash to consummate the transactions contemplated hereby and to pay all related fees and expenses.


                                    ARTICLE VI


                                   COVENANTS

          Section 6.1  Conduct of Business.  During the period from the date of
                       -------------------
this Agreement through the Closing Date, except as contemplated or permitted by this Agreement or with the consent of

Buyer, the Company shall (and shall cause its Subsidiaries to) (a) carry on its business in the ordinary course consistent with past practice, (b) use reasonable best efforts to (i) preserve its present business organization and relationships and those of its Subsidiaries, (ii) keep available the present services of its employees, and (iii) preserve the rights, franchises, goodwill and relations of its customers and others with whom business relationships exist, (c) not pay or agree to pay in settlement or compromise of any suits or claims of liability against the Company, its directors, officers, employees or agents, more than an aggregate of $250,000 for all such suits and claims, (d) not make any prepayment of any liabilities, individually or in the aggregate, exceeding $250,000, and (e) not enter into any agreement described in Section 4.15(b). Without limiting the generality of the foregoing, except as contemplated or permitted by this Agreement or consented to by Buyer, Seller shall not take any of the actions referred to in paragraphs (a) through (u) (excluding paragraph (s)) of Section 4.11 between the date of this Agreement and the Closing Date.

          Section 6.2  Confidentiality and Announcements.  (a)  Except as
                       ---------------------------------
provided in Section 6.2(b), neither Seller or Buyer, nor any of their respective Affiliates, shall publicly disclose the execution, delivery or contents of this Agreement, other than with the prior written consent of the other party hereto, or other than as required by any Applicable Law or the rules of any stock exchange upon prior notice to the other party hereto.

          (b) Buyer and Seller shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to the form and substance of other public disclosures related thereto, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party if practicable, from making any disclosure which its counsel determines to be required by any Applicable Law or the rules of any stock exchange.

          Section 6.3  Expenses.  Regardless of whether any or all of the
                       --------
transactions contemplated by this Agreement are consummated, and except as otherwise expressly provided herein, Buyer and Seller shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

          Section 6.4  Access; Certain Communications.   Between the date of
                       ------------------------------
this Agreement and the Closing Date, subject to Applicable Laws relating to the exchange of information, Seller shall (and shall cause the Company and its Subsidiaries to) afford to Buyer and its authorized agents and representatives complete access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations and other aspects of the business of the Company and its Subsidiaries and, during such period, Seller shall (and shall cause the Company and each of its Subsidiaries to) furnish promptly to Buyer, (a) all correspondence or written communication between the Company or any of its Subsidiaries and A.M. Best, Standard & Poor's Corporation, Moody's Investor Services, Inc., any Governmental Authority or any Insurance Regulator which relates to the transactions contemplated hereby or which is otherwise material to the financial condition or operation of the Company and its Subsidiaries taken as a whole, and (b) subject to any attorney-client privilege applicable to the Company or its Subsidiaries, all other information concerning its business, properties and personnel as Buyer may reasonably request. Seller shall cause the Company Employees (subject to any attorney-client privilege applicable to the Company or its Subsidiaries) to provide reasonable assistance to Buyer in Buyer's investigation of matters relating to the purchase of the Shares, provided, however, that Buyer's investigation shall be conducted in a manner which does not interfere with the Company's or its Subsidiaries' normal operations, customers and employee relations. Without limiting any of the terms thereof, the terms of the Confidentiality Agreement shall govern Buyer's and its agents' and representatives' obligations with respect to all confidential information with respect to the Company or its Subsidiaries which has been provided or made available to them at any time, including during the period between the date of this Agreement and the Closing Date.

          Section 6.5  Regulatory Matters; Third Party Consents.  (a)  Buyer and
                       ----------------------------------------
Seller shall cooperate with each other and use reasonable best efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement. Buyer and Seller shall have the right to review in advance, and shall consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to Seller, the Company and the Subsidiaries or Buyer, as the case may be, and any of their respective Affiliates, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Authority on a confidential basis in connection with the transactions contemplated hereby. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party shall keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for any such filing shall promptly deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other party a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, Buyer and Seller shall act reasonably and as promptly as practicable.

          (b) Without limiting the generality of the foregoing, within 20 Business Days after the date hereof, Buyer shall make Form A filings with the insurance departments of the States of New York, California (if required), Georgia and Texas with respect to the transactions contemplated hereby. Buyer shall promptly make any and all other filings and submissions of information with such insurance departments which are required or requested by such insurance departments in order to obtain the approvals required by such insurance departments to consummate the transactions contemplated hereby. Seller agrees to furnish Buyer with such necessary information and reasonable assistance as Buyer may reasonably request in connection with its preparation of such Form A filings and other filings or submissions. Buyer shall keep Seller fully apprised of its actions with respect to all such filings and submissions and shall provide Seller with copies of such Form A filings and other filings or submissions.

          (c) Buyer and Seller shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Affiliates to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

          (d) Buyer and Seller shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

          (e) Seller shall use commercially reasonable efforts to obtain, with respect to each Insurance Subsidiary, copies of certificates of admission or authority from the insurance commissioner or similar authority of each state in which such Insurance Subsidiary is admitted or authorized to conduct business.

          Section 6.6  Further Assurances.  Each of the parties hereto shall
                       ------------------
execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

          Section 6.7  Notification of Certain Matters.  (a)  Each party shall
                       -------------------------------
give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or would reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date (except to the extent such representations and warranties speak as of a particular date), and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          (b) Seller may, prior to the Closing, by written notice to Buyer, supplement any Schedule to reflect any change or event that occurs after the date of this Agreement or to otherwise correct or amend any such Schedule, provided that all such supplemental Schedules shall be delivered to Buyer by Seller at the same time on a Business Day not fewer than three Business Days prior to the Closing.

          (c) Such supplemental Schedules shall be deemed to cure any breach of any of Seller's representations or warranties for purposes of Section 7.1(a) unless the impact of all matters disclosed on such supplemental Schedules would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 6.7(d), such supplemental Schedules shall not be deemed to have cured any breach of any of Seller's representations or warranties for purposes of Article VIII hereof.

          (d) Such supplemental Schedules shall be deemed to cure any breach of any of Seller's representations or warranties for purposes of Article VIII hereof if the impact of all matters disclosed on such supplemental Schedules is reasonably expected to have a Material Adverse Effect and Buyer exercises its right to proceed with the Closing.

          (e) The delivery by Seller to Buyer of such supplemental Schedules shall be accompanied by a written statement that, in Seller's opinion, the impact of all matters disclosed on such supplemental Schedules either would or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. If Seller's written opinion is that such impact would reasonably be expected to have a Material Adverse Effect, Buyer shall be deemed to have agreed with such opinion. If Seller's written opinion is that such impact would not reasonably be expected to have a Material Adverse Effect, Buyer may dispute such opinion, provided that Buyer shall deliver to Seller, at least one Business Day prior to the Closing, a written statement that, in Buyer's opinion, the impact of all matters disclosed on such supplemental Schedules would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 6.8  Maintenance of Records.  Through the Closing Date the
                       ----------------------
Company shall maintain the Records in all material respects in the same manner and with the same care that the Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each of the parties shall permit the other party reasonable access to any applicable Records in its possession, and the right to duplicate such Records, to the extent that the requesting party has a reasonable business purpose for requesting such access or duplication. Each party hereto shall notify the other party of any extension of any applicable statute of limitations related to such Records and Buyer shall obtain the consent of Seller before destroying any of the Records retained pursuant to this Section. Notwithstanding any other provision of this Section, access to any Records may be denied to the requesting party if the other party is required under Applicable Law to deny such access.

          Section 6.9  Employees and Employee Plans.  (a)  (i)  Except as
                       ----------------------------
provided otherwise in Section 4.13(i), no provision of this Agreement shall be construed to prohibit the Company or its Subsidiaries from having the right to terminate the employment of any Company Employee, with or without cause, or to amend or to terminate after the Closing any employee benefit plan established, maintained or contributed to by the Company or its Subsidiaries.

          (ii) Service by the Company Employees with the Company, Seller or any of their Affiliates shall be recognized under each benefit plan, program or arrangement established, maintained or contributed to for the benefit of any Company Employee by Buyer, the Company or any of their Affiliates after the Closing for purposes of eligibility to participate and vesting, but in no event shall this Agreement require that such service prior to the Closing Date be taken into account in determining the accrual of benefits under any such benefit plan or arrangement, including, without limitation, a defined benefit plan. Seller shall provide Buyer prior to the Closing with evidence of full vesting of Company Employees under the Retirement Plan, the SERP and the IRP, and Buyer and Seller each acknowledge that the IRP vesting rules also govern participating Company Employees' vesting under the SIRP.

          (iii) The parties acknowledge that any former employees included within the definition of Company Employees shall have, after the Closing, such re-employment rights, if any, as may be available to them under Applicable Law with respect to the Company and its Subsidiaries and not with respect to Seller or any of its other Affiliates.

          (iv) Buyer shall, or shall cause the Company to, (A) notify Seller if the employment of any Company Employee, who also is a "Covered Employee" under the Talegen Holdings, Inc. Retention Incentive Plan, terminates within the 12-month period beginning on the Closing Date and (B) provide to Seller such information as Seller may reasonably request to enable Seller to determine such Company Employee's eligibility for a retention benefit under such Plan. Seller hereby acknowledges and agrees that it shall remain solely liable for, and either retain all liability for (or reimburse the Company with respect to) all obligations arising under and benefits payable from, the Talegen Holdings, Inc. Retention Incentive Plan. Buyer shall not be responsible for any obligations arising thereunder and shall not be liable for any payments required to be made thereunder. Buyer hereby acknowledges and agrees that the Company will remain, after the Closing Date, subject to the obligations imposed on the "Company" under the Enhanced Severance Benefit Plan of Westchester Fire Insurance Company.

          (b) Prior to the Closing Date, Seller shall take whatever corporate action is necessary to ensure that the Company and its Subsidiaries shall cease being "participating employers" and shall cease co-sponsorship of any welfare plans (as defined in Section 3(1) of ERISA) jointly adopted, sponsored or maintained by Seller and the Company or the Subsidiaries as of the Closing Date; provided, however, that at the option of Buyer, Buyer may elect, by written notice to Seller, given no less than 30 days prior to the Closing Date, to continue coverage of Company Employees under the Talegen Holdings, Inc. Medical and Dental Plans for the period commencing on the Closing Date and ending on December 31, 1997 or such earlier date as specified by Buyer, by written notice to Seller, given no less than 30 days prior to such earlier ending date. If Buyer makes such election, Buyer shall reimburse Seller on a monthly basis, within 10 Business Days of notification by Seller of the amount of such costs, for the monthly costs (including its pro rata share of administrative expenses and "stop-loss" premiums) incurred in providing such coverage. Such costs of coverage shall be determined by Seller in accordance with substantially the same methods and procedures under which such costs of coverage were determined by
Seller immediately prior to the Closing Date.   Subject to Section 6.9(a)(i),
the Company shall retain responsibility for providing medical benefits to all Company Employees, including Company Employees who are receiving, or who are eligible to receive (as described in paragraph (a) of the "Company Employee" definition), benefits under the Disability Plans.

          (c) Seller retains all current, contingent and potential liability with respect to the Retirement Plan and SERP, and the Retirement Plan shall retain liability for all benefits accrued through the Closing Date with respect to the Company Employees. Effective as of the Closing Date, all Company Employees shall be deemed, for all purposes in applying the Retirement Plan, to have terminated their service on that date.

          (d) As soon as practicable following the Closing Date, Seller shall take whatever action is necessary (i) to permit Company Employees to elect a distribution of their benefits from the IRP in accordance with the IRP and Applicable Law, and (ii) in accordance with Seller's current practice and Applicable Law, to permit Company Employees who do not elect a distribution of their benefits from the IRP to continue to repay (by check) any outstanding loan balances existing under the IRP as of the Closing Date. As soon as practicable following the Closing Date, Seller shall take whatever action is necessary to cause Company and its Subsidiaries (i) to cease being "participating companies" and co-sponsors of the SIRP, (ii) to transfer to the Company any assets associated with the liabilities of the Company and its Subsidiaries that are not held by the Company as of the Closing Date, and (iii) to enable the Company and its Subsidiaries to effect the distribution of Company Employees' benefits under the SIRP in accordance with the SIRP and Applicable Law.

          (e) (i) The Company shall, or shall cause its Subsidiaries to, retain in place and be responsible for all payments required under the Enhanced Severance Plan of Westchester Fire Insurance Company. Seller shall have no liability for any payments made or owing under such Plan with respect to terminations of employment which occur subsequent to the Closing Date.

          (ii) Subject to Section 6.9(a)(iv), the Company or one of its Subsidiaries shall make all payments required to be made to any current or former Company or Subsidiary employee under the Retention Incentive Plan of Talegen Holdings, Inc. Seller shall promptly reimburse, on an after-tax basis (determined at 75% of the maximum applicable federal corporate income tax rate), the Company and its Subsidiaries, as appropriate, for any such payments. If it is later determined that any payment made pursuant to this Section 6.9(e)(ii) is non deductible by the Company under Section 280G of the Code, then Seller shall pay to the Company an amount equal to the excess of such payment made by the Company over the amount previously reimbursed by Seller under this Section 6.9(e)(ii).

          (f) Buyer and Seller agree to cooperate to carry out the duties and responsibilities set forth in this Section 6.9. In addition, Seller agrees to make available to Buyer such information as Buyer may reasonably request to carry out the provisions of this Section 6.9.

          Section 6.10  Pre-Closing Dividends.  Between the date hereof and the
                        ---------------------
Closing, the Company shall not pay dividends to Seller other than as is expressly contemplated by this Agreement or an Ancillary Agreement.

          Section 6.11  Crostex/Camfex.  (a)  On or prior to the Closing Date,
                        --------------
subject to obtaining any necessary consents from Crostex Associates Limited Partnership, Camfex Associates Limited Partnership or other third parties (including applicable Governmental Authorities), Seller shall cause the following to occur with respect to the Crostex/Camfex Leases:

          (i) Seller shall cause Westchester Fire to transfer its interest in the Dallas Lease to one of the CFI Entities, and shall cause such CFI Entity to assume such interest in the Dallas Lease and indemnify Westchester Fire for all liabilities and other Loss thereunder; and

          (ii) Seller shall cause Westchester Fire to transfer its interest in the Pleasanton Lease to Talegen Properties, Inc., a subsidiary of Seller, and shall cause Talegen Properties, Inc. to assume such interest in the Pleasanton Lease and indemnify Westchester Fire for all liabilities and other Loss thereunder.

          (b) On or prior to the Closing Date, subject to obtaining any necessary consents from Crostex Associates Limited Partnership, Camfex Associates Limited Partnership or other third parties (including applicable Governmental Authorities), Seller shall cause the following to occur with respect to the Crostex/Camfex Purchase Money Documents:

          (i) Seller shall cause Westchester Fire to transfer its interests in the 305 Purchase Money Documents and the Dallas Purchase Money Documents to one of the CFI Entities, for consideration equal to the respective statutory carrying values of Westchester Fire's percentage interests in the two promissory notes each entitled "Note Due December 1, 2009" that are part of the 305 Purchase Money Documents and the Dallas Purchase Money Documents, respectively; and

          (ii) Seller shall cause Westchester Fire to transfer its interests in the 299 Purchase Money Documents and the Pleasanton Purchase Money Documents to Talegen Properties, Inc. or another designee of Seller, for consideration equal to the respective statutory carrying values of Westchester Fire's percentage interests in the two promissory notes each entitled "Note Due December 1, 2009" that are part of the 299 Purchase Money Documents and the Pleasanton Purchase Money Documents, respectively.

           Section 6.12  Exclusivity.  During the period from the date of this
                         -----------
Agreement through the Closing Date:

          (a) Parent, Seller and the Company shall cease any discussions or negotiations with any third party regarding (i) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving the Company or any Subsidiary or any division of the Company or any Subsidiary, (ii) any purchase or other acquisition by any Person of Shares, or (iii) any sale or issuance by the Company or any Subsidiary of any shares of its capital stock;

          (b) Neither Parent, Seller, the Company nor any Subsidiary shall, nor shall any of them authorize or permit any of their respective directors, officers, employees, representatives, agents or Affiliates to, directly or indirectly, solicit, initiate, encourage, respond favorably to, permit or condone inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any Person (other than Buyer and its directors, officers, employees, representatives and agents) concerning (i) any merger, sale of assets not in the ordinary course of business, acquisition, business combination, change of control or other similar transaction involving the Company or any Subsidiary or any division of the Company or any Subsidiary, (ii) any purchase or other acquisition by any Person of Shares, or (iii) any sale or issuance by the Company or any Subsidiary of any shares of its capital stock;

          (c) Seller will promptly advise Buyer of, and communicate to Buyer the terms and conditions of (and the identity of the Person making), any such inquiry or proposal received; and

          (d) Seller shall use commercially reasonable efforts to enforce the terms of any confidentiality or standstill agreements with third parties relating to the Company or any of its Subsidiaries or any of their respective businesses, assets or employees and to require any such party to return any confidential information regarding the Company and its Subsidiaries and their respective businesses which they may have obtained pursuant to any such agreement. All of Seller's rights in and to such confidentiality and standstill agreements shall be assigned to Buyer upon the occurrence of the Closing.

          Section 6.13  Additional Financial Statements.  During the period from
                        -------------------------------
the date of this Agreement through the Closing Date, as soon as is reasonably practicable after the end of the applicable financial period, Seller shall furnish to Buyer (a) each annual convention statement filed by the Insurance Subsidiaries during such period pursuant to the requirements of any Applicable Law, (b) the quarterly convention statements of the Insurance Subsidiaries for each interim quarterly period subsequent to June 30, 1997, which shall have been prepared on an accounting basis consistent with the Convention Statements, subject to normal year-end adjustments, and, with respect to the financial statements included therein, in conformity with the statutory accounting practices prescribed or permitted by the respective state of domicile for each Insurance Subsidiary, (c) the quarterly financial statements of the Company and Ridge Re for all quarterly periods subsequent to June 30, 1997, which shall have been prepared on a basis consistent with the Company GAAP Financial Statements and the Ridge Re GAAP Financial Statements, as the case may be, subject to normal year-end adjustments and the absence of footnote disclosure, (d) the consolidated financial statements for the Company and Ridge Re for the year ended December 31, 1997, which shall have been prepared in accordance with GAAP and on a basis consistent with the Company GAAP Financial Statements and the Ridge Re GAAP Financial Statements, as the case may be, and (e) (to the extent ordinarily prepared) all monthly financial statements of the Company, the Subsidiaries and Ridge Re (for months subsequent to June 1997), which shall have been prepared in a manner consistent with past practice.

          Section 6.14  Intercompany Accounts.  (a)  All intercompany accounts
                        ---------------------
(other than those relating to Taxes and those under or relating to reinsurance contracts and arrangements) between the Company and any Subsidiary, on the one hand, and Parent and any of its Affiliates (other than the Company and its Subsidiaries), on the other hand, as of the Closing shall be settled in accordance with the financial terms of such intercompany accounts (but irrespective of the terms of payment of such intercompany accounts) in the manner provided in this Section. At least five business days prior to the Closing, Seller shall prepare and deliver to Buyer a statement setting out in reasonable detail the calculation of all such intercompany account balances based upon the latest available financial information as of such date and, to the extent reasonably requested by Buyer, provide Buyer with supporting documentation to verify the underlying intercompany charges and transactions. All such intercompany account balances shall be paid in full in cash prior to the Closing. All intercompany accounts relating to Taxes will be governed by the Tax Agreement.

          (b) As promptly as practicable, but no later than 60 days after the Closing Date, Seller shall cause to be prepared and delivered to Buyer a statement setting out in reasonable detail the calculation of such intercompany account balances as of the Closing Date (giving effect to any settlement under Section 6.14(a) and any other payments). Buyer and Seller shall cooperate in the preparation of any such calculation including the provision of supporting documentation to verify the underlying intercompany charges, transactions and payments. If Buyer disagrees with Seller's calculation of such intercompany balances Buyer may, within 30 days after delivery of such statement, deliver a notice to Seller disagreeing with such calculation and setting forth Buyer's calculation of such amount. If Buyer and Seller are unable to resolve such disagreement within 30 days thereafter, such disagreement shall be resolved by independent accountants of nationally recognized standing reasonably satisfactory to Buyer and Seller. The net amount of any such intercompany balance shall be paid in cash promptly thereafter, together with interest thereon from and including the Closing Date to but excluding the date of payment at a rate equal to 5% per annum. Such interest shall be payable at the same time as the payable to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

          Section 6.15  Rating Agency Presentations.  Buyer shall give Seller
                        ---------------------------
reasonable notice of any meetings prior to the Closing Date with any rating agency (including without limitation A.M. Best and Standard & Poor's Corporation) to discuss the ratings (including insurance claims paying ratings) of the Insurance Subsidiaries, and Seller at its option may have a representative at such meetings. Seller shall give Buyer reasonable notice of any meetings prior to the Closing Date with any rating agency (including without limitation A.M. Best and Standard & Poor's Corporation) to discuss the ratings (including insurance claims paying ratings) of the Insurance Subsidiaries, and Buyer at its option may have a representative at such meetings.

          Section 6.16  Investment Portfolio.  Five days prior to the Closing
                        --------------------
Date, Seller shall cause the Company to deliver to Buyer a list of all investments in the investment portfolio for the Company and the Subsidiaries as of such date.

          Section 6.17  Reinsurance Agreements.  (a)  Except in the ordinary
                        ----------------------
course of business consistent with past practice and except for the Berkshire Hathaway Reinsurance Agreement, without the prior written approval of Buyer (which approval shall not be unreasonably withheld), Seller shall cause the Company and each Subsidiary not to (i) amend any reinsurance or retrocession agreement (except for the Ridge Re Amendment), (ii) enter into or commit to enter into any loss portfolio transfer or other similar transaction, agreement or arrangement or series of related transactions, agreements or arrangements involving any ceded reinsurance of the Company or any Subsidiary, (iii) enter into or commit to enter into any reinsurance or retrocession contract or treaty except to replace, renew or extend existing reinsurance and retrocession agreements and treaties on terms which are not different in any material respect from the terms of the agreement or treaty being replaced, renewed or extended, as the case may be, or (iv) commute or terminate any contract of reinsurance.

          (b)   [Not used.]

          (c) Seller shall use reasonable best efforts to cause, at or immediately prior to the Closing, the transfer of $69,000,000 from Westchester Fire to the Company, and from the Company to Seller, as a return of capital, in either case as a return of capital, dividend, repurchase or redemption of its capital stock.

          (d) If the amount transferred to the Company by Westchester Fire, and to Seller by the Company, pursuant to Section 6.17(c) is less than $69,000,000, Buyer shall pay to Seller as an adjustment to the Purchase Price at the Closing the amount of such deficiency.

          (e)  [Not used.]

          (f) Seller shall not have any obligation to pay more than (i) $60,000,000 ($500,000 of which has been paid prior to the date of this Agreement), plus (ii) the amount transferred to the Company by Westchester Fire, and to Seller by the Company, pursuant to Section 6.17(c), as consideration for the reinsurance contemplated by the Berkshire Hathaway Reinsurance Agreement unless Buyer pays to Seller an amount pursuant to Section 6.17(d), in which case Seller shall also be obligated to pay as consideration for such reinsurance an additional amount equal to such amount paid by Buyer to Seller pursuant to
Section 6.17(d).

          (g) Seller shall pay or cause to be paid the balance of the consideration for the reinsurance contemplated by the Berkshire Hathaway Reinsurance Agreement.

          (h) Nothing in this Section 6.17 shall limit or impair in any manner any of the rights of the parties under any other Section of this Agreement or any of its Schedules or Exhibits.

          Section 6.18  Person Authorized to Act Prior to the Closing.  Seller
                        ---------------------------------------------
shall deliver (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which each of the Company and each of its Subsidiaries have an account or safe deposit box or maintain a banking, custodial, trading, or other similar relationship, (b) a true and complete list and description of each such account, box, and relationship, indicating in each case the account number and the names of the respective officers, employees, agents, or other similar representatives of the Company and its Subsidiaries transacting business with respect thereto,
(c) a true and complete list of each Person authorized to draw on each such account, entitled to have access thereto or authorized to borrow money (or furnish security for the same) therefrom, and (d) a true and complete list of each power of attorney granted to any Person or Persons for any purpose.

          Section 6.19  Tax Sharing Agreement Releases.  At or prior to the
                        ------------------------------
Closing, Seller shall cause the Company and each of its Subsidiaries to execute and deliver to Seller, and Seller shall execute and deliver to the Company and each of its Subsidiaries, releases with respect to any prior tax sharing agreements in the form attached hereto as Exhibit D.


                                 ARTICLE VII

                             CONDITIONS TO CLOSING

          Section 7.1  Conditions to Buyer's Obligations.  In addition to the
                       ---------------------------------
conditions set forth in Section 7.3, the obligations of Buyer to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Buyer:

          (a) The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except that representations and warranties qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as applicable, as of such earlier date) as of the Closing Date as though made on and as of the Closing Date;

          (b) Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date;

          (c) Seller shall have caused to be delivered to Buyer one or more certificates representing all of the Shares, free and clear of all Encumbrances, duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, with all appropriate stock transfer tax stamps affixed, and shall have paid one half of all other transfer taxes required to be paid by any United States federal, state or local Governmental Authority in connection with the sale and delivery to Buyer of the Shares;

          (d) Seller shall have caused to be delivered to Buyer a receipt evidencing payment by Buyer of the Purchase Price;

          (e) Seller shall have caused to be delivered to Buyer the Guarantee, duly executed on behalf of Parent;

          (f) Seller shall have caused to be delivered to Buyer the Records of the Company and its Subsidiaries to the extent not located at offices of the Company or its Subsidiaries (unless such Records have been previously delivered to such offices prior to the Closing);

          (g) Seller shall have caused to be delivered to Buyer certificates as to the good standing of the Company and its Subsidiaries in the respective jurisdictions of their incorporation or domicile, dated as of a date not earlier than 10 days prior to the Closing Date, together with copies of the Certificates of Incorporation of the Company and its Subsidiaries certified by the applicable Secretary of State or other appropriate authority;

          (h) Seller shall have caused to be delivered to Buyer resolutions of the board of directors of Seller, certified by the Secretary or Assistant Secretary of Seller, approving and authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, and the By-laws of the Company and each of its Subsidiaries, certified by the respective Secretary or Assistant Secretary of the Company and each of its Subsidiaries as of the Closing Date;

          (i) On or prior to the Closing Date, the General Services Agreements between Seller and each of the Insurance Subsidiaries, each dated January 1, 1993, as amended, shall have been terminated;

          (j) Seller shall cause to be delivered to Buyer those certificates of admission or authority from the insurance commissioner or similar authority of each state in which an Insurance Subsidiary is admitted or authorized to conduct business which were obtained by Seller in accordance with Section 6.5(e);

          (k)  Seller shall cause to be delivered to Buyer the resignations of
     (i) each person who is a director of the Company, and (ii) each person who is a director and/or an officer of the Company and/or any of the Subsidiaries if such person's principal employment is as an officer or an employee of Seller and/or Parent;

          (l) Buyer shall have received written evidence reasonably satisfactory to Buyer that all consents and approvals required for the consummation of the transactions contemplated hereby or the ownership and operation by Buyer of the Company, the Subsidiaries and their respective businesses have been obtained, and all required filings have been made, including (without limitation) those set forth on Schedule 4.4;

          (m) Seller shall have delivered to Buyer an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., substantially in the form attached hereto as Exhibit E;

          (n) Buyer shall have entered into an amendment to the Claims Services Agreement with Envision Claims Management Corporation which provides for substantially the same terms as are currently in effect, with a minimum term of one year after the Closing Date on a cost-plus-15% pricing basis, and which provides only to Buyer the right to terminate such agreement at no cost upon 30 days notice;

          (o) A financial report of KPMG Peat Marwick LLP with respect to the Company Interim Financial Statements pursuant to the requirements of SAS No. 71, Interim Financial Information (AICPA, Professional Standards);

          (p) Buyer shall have received from Seller, the Company and each of its Subsidiaries releases with respect to any prior tax sharing agreements in the form attached hereto as Exhibit D; and

          (q) Seller shall have caused to be delivered to Buyer a certificate executed by a duly authorized officer of Seller certifying that the conditions set forth in this Section 7.1 have all been satisfied.

          Section 7.2  Conditions to Seller's Obligations.  In addition to the
                       ----------------------------------
conditions set forth in Section 7.3, the obligations of Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by Seller:

          (a) The representations and warranties of Buyer contained in this Agreement shall be true in all material respects (except representations and warranties qualified by materiality shall be true and correct in all respects) as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties shall be true and correct, or true and correct in all material respects, as applicable, as of such earlier date) on the Closing Date as though made on and as of the Closing Date;

          (b) Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;

          (c) Buyer shall have caused to be delivered to Seller an amount equal to the Purchase Price by Wire Transfer;

          (d) Buyer shall have paid all transfer taxes required to be paid in connection with the sale and delivery to Buyer of the Shares, other than transfer taxes paid by Seller pursuant to Section 7.1(c);

          (e) Buyer shall have caused to be delivered to Seller a receipt evidencing receipt by Buyer of the Shares;

          (f) Buyer shall have caused to be delivered to Seller the Guarantee duly executed by Buyer;

          (g) Buyer shall have caused to be delivered to Seller a certificate as to good standing of Buyer in the jurisdiction of its incorporation, dated as of a date not earlier than 10 days prior to the Closing Date, together with a copy of the Memorandum of Association of Buyer certified by the Registrar of Companies or other appropriate authority;

          (h) Buyer shall have caused to be delivered to Seller resolutions of the board of directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer, approving and authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

          (i) Buyer shall have delivered to Seller an opinion of Maples & Calder and an opinion of Mayer, Brown & Platt, each substantially in the form attached hereto as Exhibit F;

          (j) A binding commitment in form and substance reasonably satisfactory to Seller for the Berkshire Hathaway Reinsurance Agreement shall have been duly executed by all the parties thereto and be in full force and effect; and

          (k) Buyer shall have caused to be delivered to Seller a certificate executed by a duly authorized officer of Buyer certifying that the conditions set forth in this Section 7.2 have all been satisfied.

          Section 7.3  Mutual Conditions.  The obligations of each of Buyer and
                       -----------------
Seller to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by either party:

          (a) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction against the transactions contemplated by this Agreement shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby;

          (b) All approvals of Governmental Authorities required to consummate the transactions contemplated hereby (including, without limitation, required approvals from the insurance regulatory authorities of the States of New York, California (if required), Georgia and Texas) shall have been obtained without any conditions, restrictions or limitations which would reasonably be expected to have either a Material Adverse Effect or a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of (i) Buyer and its subsidiaries, taken as a whole, or (ii) HoldCo and its subsidiaries (including the Insurance Subsidiaries and any other entities which will be subsidiaries of HoldCo immediately after the Closing has occurred), taken as a whole, and such consents, approvals and waivers shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; provided that, for purposes of this Section 7.3(b) only, in determining whether a material adverse effect with respect to HoldCo would reasonably be expected to occur, the GAAP consolidated stockholders' equity of HoldCo shall be deemed to be equal to the GAAP consolidated stockholders' equity of the Company and its Subsidiaries as of the end of the most recently completed calendar quarter prior to the Closing;

          (c) In respect of the notifications of Buyer and Seller pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated; and

          (d) Article XIII of the Ridge Re Agreement shall be amended through the entering into of the Ridge Re Amendment (and such amendment shall have the effect of eliminating any profit commission payment upon the expiration of the term of such agreement and any commutation payment upon the commutation of such agreement).


                                   ARTICLE VIII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                   COVENANTS AND AGREEMENTS; INDEMNIFICATION

          Section 8.1  Survival.  (a)  Notwithstanding any right of Buyer to
                       --------
investigate the affairs of the Company and its Subsidiaries, and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely upon the representations, warranties, covenants and agreements of Seller contained in this Agreement. The representations and warranties of the parties set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.7, 5.1, 5.2, 5.5, 5.6 and 5.7 shall survive the
Closing without limitation as to time. All other representations and warranties of the parties set forth in this Agreement shall terminate and expire on (i) March 31, 1999, if the Closing occurs prior to January 1, 1998, or (ii) the date 18 months after the Closing Date if the Closing occurs on or after January 1, 1998, except that the representations and warranties of Seller in Sections 4.13 and 4.14 shall survive until 90 days after the expiration of the applicable statute of limitations or extensions thereof with respect to the subject matter thereof. Notice with respect to any claim in respect of any inaccuracy in or breach of any representation or warranty shall be in writing and shall be given to the party against which such claim is asserted. Any representation or warranty shall survive the time it would otherwise terminate pursuant to this
Section 8.1 to the extent that the party claiming indemnification for such breach shall have delivered to the other party written notice setting forth with reasonable specificity the basis of such claim prior to the expiration of such time pursuant to this Section 8.1.

          (b) All covenants and agreements made by the parties to this Agreement which contemplate performance following the Closing Date shall survive the Closing Date. All other covenants and agreements shall not survive the Closing Date and shall terminate as of the Closing.

          Section 8.2  Obligation of Seller to Indemnify, Reimburse, etc.
                       --------------------------------------------------
Subject to the limitations set forth in Sections 8.1, 8.5, 8.6 and 8.7, Seller shall indemnify, reimburse, defend and hold harmless Buyer and its directors, officers, employees, Affiliates, and their respective successors and assigns from and against any Loss incurred by any of them based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation or warranty of Seller (after taking into account the exceptions to such representations and warranties which are set forth on the Schedules, as supplemented in accordance with Sections 6.7(b) and 6.7(d), related to such representations and warranties), (ii) the nonfulfillment on the part of Seller of any unwaived covenant or agreement set forth in this Agreement which survives the Closing Date in accordance with Section 8.1, (iii) the failure of Seller or any ERISA Affiliate on or before the Closing Date to operate any employee benefit plan (as defined in Section 3(3) of

ERISA) established, maintained or sponsored by Seller or any ERISA Affiliate in accordance with the terms of any such plan or Applicable Law, and (iv) the transactions described in Section 6.11.

          Section 8.3  Obligation of Buyer to Indemnify, Reimburse, etc.
                       -------------------------------------------------
Subject to the limitations set forth in Sections 8.1, 8.5 and 8.7, Buyer shall indemnify, defend and hold harmless Seller and its directors, officers, employees, Affiliates, and their respective successors and assigns from and against any Loss incurred by any of them based upon, arising out of or otherwise in respect of (i) any inaccuracy in or breach of any representation or warranty of Buyer (after taking into account the exceptions to such representations and warranties which are set forth on the Schedules related to such representations and warranties), and (ii) the nonfulfillment on the part of Buyer of any unwaived covenant or agreement set forth in this Agreement which survives the Closing Date in accordance with Section 8.1.

          Section 8.4  Notice and Opportunity to Defend Against Third Party
                       ----------------------------------------------------
Claims. (a)  Promptly after receipt from any third party by either party hereto
------
(the "Indemnitee") of a notice of any demand, claim or circumstance that, immediately or with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss for which indemnification may be sought hereunder, the Indemnitee shall give written notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section 8.2 or 8.3 (the "Indemnifying Party"), provided, however, that a failure to give such notice shall not prejudice the Indemnitee's right to indemnification hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel (reasonably acceptable to the Indemnified Party), any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall, within 20 Business Days following its receipt of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party (i) elects to compromise or defend the Asserted Liability but fails to notify the Indemnitee of its election as herein provided, (ii) contests its obligation to provide indemnification under this Agreement or (iii) fails to contest such Asserted Liability in good faith in a timely manner, the Indemnitee may pay, compromise or defend such Asserted Liability and the Indemnifying Party shall be bound by the determination made in such Action. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim without the consent of the other party, provided, however, that such consent to settlement or compromise shall not be unreasonably withheld provided that an Indemnitee shall not be required to consent to any settlement that (A) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee from all liability with respect to such Action or (B) involves the imposition of equitable remedies or the imposition of any material obligations on such Indemnitee other than financial obligations for which such Indemnitee will be indemnified hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability; provided, however, that if the defendants in any Action shall include both an Indemnifying Party and any Indemnitee and such Indemnitee shall have reasonably concluded that counsel selected by Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to such Indemnitee, such Indemnitee shall have the right to select separate counsel to participate in the defense of such Action on its behalf, at the expense of the Indemnifying Party; provided that the Indemnifying Party shall not be obligated to pay the expenses of more than one separate counsel for all Indemnitees, taken together. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

          (c) Amounts payable by the Indemnifying Party to the Indemnitee in respect of any Losses for which such party is entitled to indemnification hereunder shall be payable by the Indemnifying Party as incurred by the Indemnitee.

          (d) In the event of any dispute between the parties regarding the applicability of the indemnification provisions of this Agreement, the prevailing party shall be entitled to recover all Losses incurred by such party arising out of, resulting from or relating to such dispute.

          Section 8.5  Net Indemnity.  The amount of any Loss from and against
                       -------------
which either party is liable to indemnify, reimburse, defend and hold harmless the other party or any other Person pursuant to Section 8.2 or Section 8.3 shall be reduced by any insurance or other recoveries or any Tax benefit that such indemnified Person realizes at any time as a result of or in connection with such Loss and increased by any Taxes such indemnified Person realizes at any time in respect of indemnification for such Loss.

          Section 8.6  Tax Indemnification.  Section 8.2 hereof shall provide
                       -------------------
indemnification to Buyer for Taxes only to the extent that such Taxes are not addressed by the Tax Agreement. To the extent that Taxes are addressed by the Tax Agreement, the provisions of the Tax Agreement shall govern the liabilities and the indemnification rights and obligations of the parties without regard to the limitations provided in this Article VIII.

          Section 8.7  Limits on Indemnification.  No party shall have any right
                       -------------------------
to seek indemnification under this Agreement (i) until Losses which would otherwise be indemnifiable hereunder have been incurred by such party (including by all other indemnitees affiliated with or related to such party), exceed $3,000,000 in the aggregate, after insurance or other recoveries and on an after-tax basis, and such party (including such affiliated or related Persons) shall only be entitled to be indemnified for Losses in excess of such aggregate amount, (ii) for an aggregate amount in excess of $116,550,000, (iii) for punitive, special or consequential damages, or (iv) in respect of Losses to the extent such Losses result from or arise out of actions taken by such party or an Affiliate, employee, representative or agent thereof after the Closing. If the Closing has occurred, except as provided in Section 10.12, the remedies provided by this Section 8.7 shall be the sole and exclusive remedy for the parties to this Agreement with respect to any breach of this Agreement.


                                 ARTICLE IX

                                  TERMINATION

          Section 9.1  Termination. (a) This Agreement may be terminated on or
                       -----------
prior to the Closing Date only as follows:

          (i)   by mutual written consent of Buyer and Seller;

          (ii) at the election of either Buyer or Seller, if the Closing Date shall not have occurred on or before February 28, 1998; provided that if the conditions set forth in Section 7.3(b) have not been satisfied as of such date, this Agreement may not be terminated until April 30, 1998, if it can reasonably be anticipated that such conditions can be satisfied by April 30, 1998, provided that no party shall be entitled to terminate this Agreement pursuant to this Section 9.1(a)(ii) if such party's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

          (iii) by either Buyer or Seller if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

          (iv) by Buyer if the impact of all matters disclosed on the supplemental Schedules permitted by Section 6.7(b) would be reasonably expected to have a Material Adverse Effect.

          (b) The termination of this Agreement shall be effectuated by the delivery of a written notice of such termination from the party terminating this Agreement to the other party.

          Section 9.2  Obligations upon Termination.  In the event that this
                       ----------------------------
Agreement shall be terminated pursuant to Section 9.1, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except (i) as set forth in
Section 6.2 and Section 6.3, and (ii) that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.1  Amendments; Extension; Waiver.  This Agreement may not
                        -----------------------------
be amended, altered or modified except by written instrument executed by Buyer and Seller.

          Section 10.2  Entire Agreement.  (a)  This Agreement, the Tax
                        ----------------
Agreement, the Ancillary Agreements and the Confidentiality Agreement constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof. Buyer acknowledges that neither Seller or any of its Affiliates, nor any representative or advisor of any of them, has made any representation or warranty to Buyer except as specifically made in this Agreement. Except as specifically provided for in this Agreement, all Tax matters among the parties shall be governed by the Tax Agreement.

          (b) Buyer acknowledges that neither Seller or any of its Affiliates, nor any representative or advisor of any of them, has made any representation or warranty to Buyer except as specifically made in this Agreement. In particular, no such Person has made any representation or warranty to Buyer with respect to:
(i) any information set forth in the Confidential Offering Memorandum distributed by Morgan Stanley & Co. Incorporated in connection with the proposed sale of the Company and its Subsidiaries, or (ii) any financial projection or forecast relating to the Company or its Subsidiaries. With respect to any such projection or forecast delivered by or on behalf of Seller to Buyer, Buyer acknowledges that: (A) there are uncertainties inherent in attempting to make such projections and forecasts, (B) it is familiar with such uncertainties, (C) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it, (D) it is not acting in reliance on any such projection or forecast so furnished to it, and (E) it shall have no claim against any such Person with respect to any such projection or forecast.

          Section 10.3  Interpretation.  When reference is made in this
                        --------------
Agreement to Sections, Exhibits or Schedules, such reference is to the Sections, Exhibits or Schedules of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

          Section 10.4  Severability.  Any term or provision of this Agreement
                        ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

          Section 10.5  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given if they are: (a) delivered in person, (b) transmitted by facsimile (with confirmation), (c) mailed by certified or registered mail (return receipt requested), or (d) delivered by an express courier (with confirmation) to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):

          To Seller:      Talegen Holdings, Inc.
                          1011 Western Avenue, Suite 1000
                          Seattle, Washington  98104

                          Facsimile:  (206) 654-2601
                          Attention:  Richard N. Frasch, Esq.
                                    General Counsel

          With a copy to: LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                          125 West 55th Street
                          New York, NY  10019-4513

                          Facsimile:  (212) 424-8500
                          Attention:  Peter R. O'Flinn, Esq.

          To Buyer:       ACE Limited
                          The ACE Building
                          30 Woodbourne Avenue
                          Hamilton HM 08 Bermuda

                          Facsimile:  (441) 292-8620
                          Attention:  Peter Mear, Esq., General Counsel

         With a copy to:  Mayer, Brown & Platt
                                 190 South LaSalle Street
                                 Chicago, Illinois 60603

                                 Facsimile:  (312) 701-7711
                                 Attention:   Edward S. Best, Esq.

          Section 10.6  Binding Effect; Persons Benefiting.  This Agreement
                        ----------------------------------
shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof.

          Section 10.7  Assignment.  Neither this Agreement or the Ancillary
                        ----------
Agreements, nor any of the rights, interests or obligations under this Agreement or the Ancillary Agreements, shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party, and any such assignment that is not consented to shall be null and void, except that before or after the Closing Buyer shall have the right, without such consent, to assign to a direct or indirect wholly-owned subsidiary of Buyer its rights and obligations under this Agreement and the Ancillary Agreements, provided that no such assignment shall relieve Buyer of its obligations hereunder or thereunder if such assignee does not perform such obligations.

          Section 10.8  Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

          Section 10.9  No Prejudice.  This Agreement has been jointly prepared
                        ------------
by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

          Section 10.10  Governing Law.  THIS AGREEMENT, THE LEGAL RELATIONS
                         -------------
BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

          Section 10.11  Service; Jurisdiction.  Each of the parties hereto
                         ---------------------
agrees to personal jurisdiction in any action brought in any court, federal or state, within the State of New York having subject matter jurisdiction over matters arising under this Agreement.

          Section 10.12  Specific Performance.  Each of the parties hereto
                         --------------------
acknowledges and agrees that the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which any of the parties may be entitled, at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

                                 TALEGEN HOLDINGS, INC.


                                 By: _____________________
                                     Name:
                                     Title:


                                 ACE LIMITED


                                 By: _____________________
                                     Name:
                                     Title:

                                                                       EXHIBIT A


                          FORM OF GUARANTEE AGREEMENT

          This GUARANTEE AGREEMENT (this "Guarantee") is made and entered into as of _________, 199_ by and between Xerox Financial Services, Inc. (the "Guarantor"), a Delaware corporation, and ACE Limited, a Cayman Islands corporation ("Buyer").

          WHEREAS, Buyer and Talegen Holdings, Inc., a Delaware corporation ("Talegen") and a wholly-owned subsidiary of the Guarantor, have entered into a Stock Purchase Agreement, dated as of September 18, 1997 (the "Purchase Agreement"), which provides for the acquisition by Buyer of all of the outstanding capital stock of Westchester Specialty Group, Inc., a Delaware corporation ("WSG"), a wholly-owned subsidiary of Talegen;

          WHEREAS, Ridge Reinsurance Limited, a Bermuda corporation ("Ridge Re"), and the Insurance Subsidiaries (as defined in the Purchase Agreement) have entered into an Aggregate Excess of Loss Reinsurance Agreement, dated as of December 31, 1992, as amended (the "Ridge Re Agreement"); and

          WHEREAS, as an inducement to Buyer to enter into and consummate the transactions contemplated by the Purchase Agreement, the Guarantor has agreed to enter into this Guarantee;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          1. The Guarantor hereby unconditionally and irrevocably guarantees to Buyer and to the other Protected Parties (as defined below) the due, punctual and full payment of (a) all amounts payable by Talegen under Article VIII of the Purchase Agreement and (b) all amounts payable by Ridge Re under the Ridge Re Agreement, in each case as and when the same shall become due and payable in accordance with the terms thereof. As used in this Agreement, the term "Protected Parties" shall mean Buyer and its directors, officers, employees, Affiliates (as defined in the Purchase Agreement) and their respective successors and assigns, including WSG and its subsidiaries.

          2. This Guarantee is a guarantee of payment, performance and compliance when due, and is in no way conditional or contingent upon any other event, contingency or circumstance whatsoever (other than the condition that Talegen or Ridge Re, as the case may be, fails to pay or perform its respective obligations when due or when required to be performed).

          3. The covenants and agreements of the Guarantor set forth in this Guarantee and the Guarantor's obligations under this Agreement shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Guarantor with its obligations hereunder) based upon any claim that the Guarantor or any other Person or entity has against Talegen, Ridge Re or any other Person or entity (other than Buyer), and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof). The obligations of the Guarantor set forth in this Guarantee constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all of the Guarantor's assets and properties, notwithstanding any provision in any agreement limiting the liability of any other Person or entity.

          4. The Guarantor hereby waives notice of, and consents to, any change in the time, manner or place of payment or performance, and any other amendment or waiver, or any consent to departure or other indulgence, from time to time granted to Talegen or Ridge Re by Buyer or any other Protected Party with respect to the matters guaranteed hereunder, and the Guarantor hereby waives notice of nonperformance or nonpayment and, except as provided herein, all other notices and demands whatsoever and any requirement that Buyer or any other Protected Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right.

          5. No amendment or waiver of any provision of this Guarantee nor any consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the party or parties against whom such amendment or waiver is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party to exercise or delay in exercising any right hereunder shall operate as a waiver of, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of, any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          6. The Guarantor represents and warrants to Buyer and to the other Protected Parties as follows:

              (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor is duly qualified to do business in each jurisdiction in which the ownership of properties by the Guarantor and the business and activities of the Guarantor require such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, business or results of operation of the Guarantor or on the ability of the Guarantor to perform its obligations under this Guarantee;

              (b) The Guarantor has full power, authority and legal right to own its properties and to carry on its business as now conducted and is duly authorized and empowered to execute, deliver and perform its obligations under this Guarantee;

              (c) This Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid and binding instrument, enforceable against the Guarantor in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally; and

              (d) Neither the execution and delivery of this Guarantee by the Guarantor, nor the consummation by the Guarantor of the transactions contemplated hereby to be performed by it, nor compliance by the Guarantor with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of the Guarantor or (ii) violate in any material respect any Applicable Law with respect to the Guarantor, or any of its material properties or assets.

          7. This Guarantee is a continuing guarantee and shall remain in full force and effect until payment in full of the obligations and all other amounts payable under this Guarantee and shall(a) be binding upon the Guarantor, its successors and assigns, and (b) inure to the benefit of and be enforceable by (i) any successors of Buyer, or any transferee of all or substantially all of the assets of Buyer, and (ii) any successors, heirs, executors or beneficiaries of any of the other Protected Parties. Neither the terms nor execution of this Guarantee shall prohibit the Guarantor's sale, assignment or transfer of all or a part of its interest in Talegen or Ridge Re; provided, however, that in the event of any such sale, assignment or transfer, this Guarantee shall remain in full force and effect.

          8. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition on unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9. This Guarantee shall be governed, construed, applied and enforced in accordance with the laws of the State of New York, and no defense given or allowed by the laws of any other state or country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of New York.

          10. This Agreement is not intended to confer upon any person other than the parties hereto and the other Protected Parties any rights or remedies hereunder.

          11. This Guarantee may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Guarantee shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Guarantee to be executed on its behalf by its duly authorized officer.

                                    XEROX FINANCIAL SERVICES, INC.



                                    By:___________________________
                                       Name:
                                       Title:


                                    ACE LIMITED



                                    By:___________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B

                          FORM OF RIDGE RE AMENDMENT



                                ENDORSEMENT #2

                                    TO THE

                                SPRINGING FIRST

                           AGGREGATE EXCESS OF LOSS

                             REINSURANCE AGREEMENT

                                By and between

                      WESTCHESTER FIRE INSURANCE COMPANY
                  WESTCHESTER SURPLUS LINES INSURANCE COMPANY
               (formerly Industrial Indemnity Company of Hawaii)
                   INDUSTRIAL UNDERWRITERS INSURANCE COMPANY

                                      and

                           RIDGE REINSURANCE LIMITED

                                      and

                        XEROX FINANCIAL SERVICES, INC.

     I. Article XIII entitled "Term, Termination and Commutation" is hereby amended by deleting it in its entirety and inserting the following new Article XIII entitled "Term, Termination and Commutation":

                                 ARTICLE XIII
                                 ------------

                       TERM, TERMINATION AND COMMUTATION
                       ---------------------------------

          (a) Term.  This Agreement shall be effective as of the date hereof and
              ----
shall remain in effect until the natural expiry of all liabilities on the Subject Business, or until termination or commutation in accordance with Sections (b) and (c) of this Article XIII.

          (b) Termination.  Except as provided for in Section (c) of this
              -----------
Article, this Agreement shall be noncancelable, except at the discretion of the Commissioner acting as rehabilitator, liquidator or receiver of the Company or the Reinsurer.

          (c) Commutation.  At the end of each full calendar year from and
              -----------
including 2002 to and including 2007, the Company and the Reinsurer shall attempt to commute this Agreement by mutual consent. If no commutation or other termination of this Agreement occurs prior to the end of the calendar year 2007, the Company and the Reinsurer shall commute this Agreement either by mutual consent at a price to be agreed or, if no agreement is reached by June 30, 2008, the Company and the Reinsurer shall submit to binding arbitration by a nationally recognized actuarial firm, reasonably acceptable to both parties, whose decision as to price shall be final and binding on the Company and the Reinsurer. Notwithstanding anything in the foregoing to the contrary, until June 30, 2008 the parties may arbitrarily refuse to agree to a commutation.

          (d) Due and Unpaid Obligations.  Notwithstanding anything herein to
              --------------------------
the contrary, any unpaid or outstanding obligations of the Reinsurer due or overdue the Company at the time of the termination, commutation or expiration of this Agreement shall be paid upon such termination, commutation or expiration of this Agreement.


     II. Article XVIII entitled "Miscellaneous" is hereby amended by inserting at the end thereof a Section (g) to read as follows:

          "(g) Waiver of Offset Rights by Reinsurer.  The Reinsurer shall pay to
               ------------------------------------
the Company any and all amounts payable hereunder without regard to any rights of offset that the Reinsurer may have against the Company or XFS, any such rights of offset hereby being waived."

          IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed on their behalf by their respective officers thereunto duly authorized as of the date first written in the Agreement to which this Endorsement applies.


                                    RIDGE REINSURANCE LIMITED

                                    By:___________________________
                                       Name:
                                       Title:
Attest:


By:_______________________
   Name:
   Title:

                                    WESTCHESTER FIRE
                                    INSURANCE COMPANY


                                    By:___________________________
                                       Name:
                                       Title:
Attest:


By:_______________________
   Name:
   Title:

                                    WESTCHESTER SURPLUS LINES
                                    INSURANCE COMPANY


                                    By:___________________________
                                       Name:
                                       Title:
Attest:


By:_______________________
  Name:
  Title:


                                    INDUSTRIAL UNDERWRITERS
                                    INSURANCE COMPANY


                                    By:___________________________
                                       Name:
                                       Title:

Attest:



By:_______________________
  Name:
  Title:

                                    XEROX FINANCIAL SERVICES, INC.


                                    By:___________________________
                                       Name:
                                       Title:
Attest:



By:_______________________
  Name:
  Title:

                                                                       EXHIBIT C

                                   [NOT USED]

                                                                       EXHIBIT D


                   FORM OF RELEASE OF TAX SHARING AGREEMENTS

          This Release of obligations under the Xerox Corporation/Crum and Forster, Inc. Federal Income Tax Allocation Agreement ("Xerox/C&F Tax Sharing Agreement") and obligations under the Crum and Forster, Inc. Federal Income Tax Allocation Agreement ("C&F Tax Sharing Agreement") is made and entered into by and among Xerox Corporation, a New York corporation ("Xerox"); Xerox Financial Services, Inc., a Delaware corporation ("XFS"); Talegen Holdings, Inc., a Delaware corporation ("Talegen"); and Westchester Specialty Group, Inc., a Delaware corporation (the "Company"), Westchester Fire Insurance Company, a New York corporation, Westchester Surplus Lines Insurance Company, a Georgia corporation, Industrial Underwriters Insurance Company, a Texas corporation, Westchester Specialty Insurance Services, Inc., a Nevada corporation, and Industrial Excess & Surplus Insurance Brokers, a California corporation (collectively, the "Company Subsidiaries"), dated as of ____________ __, 1997.

          WHEREAS, XFS, Talegen, and the Company are among the parties to the Purchase Agreement and the Tax Agreement, as defined herein;

          WHEREAS, as of the Closing Date, Section 11(d) of the Tax Agreement terminates, with respect to the Company and the Company Subsidiaries, any and all agreements with respect to Taxes (other than the Purchase Agreement and the Tax Agreement) to which the Company or any of the Company Subsidiaries, on the one hand, and Talegen or any of its subsidiaries (other than the Company and the Company Subsidiaries), on the other hand, are or were parties at any time at or before the Closing Date;

          WHEREAS, as of the Closing Date, Section 11(d) of the Tax Agreement extinguishes, with respect to the Company and the Company Subsidiaries, any and all liabilities with respect to Taxes (other than under the Purchase Agreement and the Tax Agreement) between the Company or any of the Company Subsidiaries, on the one hand, and Talegen or any of its subsidiaries (other than the Company and the Company Subsidiaries), on the other hand, that exist on the Closing Date; and

          WHEREAS, pursuant to paragraph 6.19 of the Purchase Agreement, it has been agreed that the Company and each of the Company Subsidiaries shall execute and deliver to Xerox, XFS and Talegen, and Xerox, XFS and Talegen shall execute and deliver to the Company and each of the Company Subsidiaries, releases of any and all obligations under tax sharing agreements (other than under the Tax Agreement) existing as of the Closing Date;

          NOW THEREFORE, in consideration of the mutual promises contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   Definitions.

               a. "C&F TAX SHARING AGREEMENT" -- the Federal Income Tax Allocation Agreement by and between Crum and Forster, Inc., a New Jersey Corporation ("C&F") (now Talegen), and each of its subsidiaries incorporated in the United States, effective January 11, 1983 and amended April 15, 1992, referenced in and made part of the Xerox/C&F Tax Sharing Agreement.

               b. "CLOSING DATE" -- the Closing Date as defined in the Purchase Agreement.

               c. "PURCHASE AGREEMENT" -- the stock purchase agreement, dated as of September 18, 1997, pursuant to which ACE Limited, a Cayman Islands corporation ("Buyer"), will purchase from Talegen, and Talegen will sell to Buyer, all of the issued and outstanding capital stock of the Company.

               d. "TAX AGREEMENT" -- the Tax Allocation and Indemnification Agreement dated as of the date of the Purchase Agreement and made and entered into among XFS, Talegen, the Company and Buyer.

               e.   "TAXES" -- Taxes as defined in the Tax Agreement.

               f. "XEROX/C&F TAX SHARING AGREEMENT" -- the Federal Income Tax Allocation Agreement by and between Xerox and C&F on behalf of C&F and its subsidiaries incorporated in the United States, effective January 11, 1983, and amended April 15, 1992.

          2. As of the Closing Date, the Company and each of the Company Subsidiaries hereby fully and completely release Xerox, XFS and Talegen, and each of them, and Xerox, XFS and Talegen hereby fully and completely release the Company and each of the Company Subsidiaries, from any and all obligations contained in or derived from either the Xerox/C&F Tax Sharing Agreement or the C&F Tax Sharing Agreement. There shall be no continuing obligations pursuant to the termination provisions of either the Xerox/C&F Tax Sharing Agreement or the C&F Tax Sharing Agreement.

          3. The Company and each of the Company Subsidiaries understands that neither Xerox, XFS, nor Talegen shall make any payments on or after the Closing Date to the Company or any of the Company Subsidiaries under either the Xerox/C&F Tax Sharing Agreement or the C&F Tax Sharing Agreement, and that payments, if any, to the Company and the Company Subsidiaries from Xerox, XFS or Talegen on and after the Closing Date with respect to Taxes shall be made pursuant only to the Tax Agreement.

          4. Xerox, XFS and Talegen understand that the Company and the Company Subsidiaries shall not make any payments on or after the Closing Date under either the Xerox/C&F Tax Sharing Agreement or the C&F Tax Sharing Agreement and that any payments to Xerox, XFS or Talegen on or after the Closing Date with respect to Taxes shall be made pursuant only to the Tax Agreement.

          5. This Release shall be binding on and inure to the benefit of any successor, by merger, acquisition of assets, or otherwise, to any of the parties hereto to the same extent as if such successor had been an original party to this Release.

          6. Except as provided in paragraph 5 above, this Release shall be neither assignable nor transferable by any party hereto, whether by operation of law or otherwise, without the prior consent of the other parties hereto.

          7. This Release shall be governed by and construed in accordance with the laws of the State of New York.

                              XEROX CORPORATION


                              By:_____________________________
                                    Name:
                                    Title:


                              XEROX FINANCIAL SERVICES, INC.


                              By:_____________________________
                                    Name:
                                    Title:


                              TALEGEN HOLDINGS, INC.


                              By:_____________________________
                                    Name:
                                    Title:


                              WESTCHESTER SPECIALTY GROUP, INC.


                              By:_____________________________
                                    Name:
                                    Title:


                              WESTCHESTER FIRE INSURANCE COMPANY


                              By:_____________________________
                                    Name:
                                    Title:


                              WESTCHESTER SURPLUS LINES INSURANCE COMPANY


                              By:_____________________________
                                    Name:

                                    Title:


                              INDUSTRIAL UNDERWRITERS INSURANCE
                              COMPANY


                              By:_____________________________
                                    Name:
                                    Title:


                              WESTCHESTER SPECIALTY INSURANCE SERVICES,
                              INC.


                              By:_____________________________
                                    Name:
                                    Title:


                              INDUSTRIAL EXCESS & SURPLUS INSURANCE
                              BROKERS


                              By:_____________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT E

           FORM OF OPINION OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.

          1. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. Upon the delivery of and payment for the Shares as provided under the Agreement, and issuance of new certificates representing the Shares in the name of Buyer, and assuming that Buyer effected its purchase in good faith and without notice of an adverse claim within the meaning of Section 8-302 of the New York Uniform Commercial Code, Buyer will acquire Seller's rights in the Shares free of any adverse claim.

          3.  (a)   Seller has full corporate power and authority to execute and deliver the Agreement and the Tax Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the Tax Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved by all requisite corporate action on the part of Seller, and no other corporate proceedings on the part of Seller are necessary to approve the Agreement or the Tax Agreement or to consummate the transactions contemplated thereby. The Agreement and the Tax Agreement have been duly and validly executed and delivered by Seller and (assuming the due authorization, execution and delivery of the Agreement and the Tax Agreement by Buyer and the other parties thereto) constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

              (b) Parent has full corporate power and authority to enter into the Guarantee and to consummate the transactions contemplated thereby. The execution and delivery by Parent of the Guarantee and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of Parent, and no other corporate proceedings are required on the part of Parent to approve the Guarantee or to authorize the transactions contemplated thereby. The Guarantee has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other party thereto, constitutes the valid and binding obligations of Parent, enforceable in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.

          4. Except for the applicable filings under the HSR Act and the filing of a notice pursuant to the Exon-Florio Amendment, no consents or approvals of or filings or registrations under New York law or the federal law of the United States are necessary in connection with (i) the execution and delivery by Seller of the Agreement, and (ii) the consummation by Seller of the transactions contemplated thereby, other than those filings, consents and approvals which have been obtained.

                                                                       EXHIBIT F


                       FORM OF OPINION OF MAPLES & CALDER

          1. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

          2. Buyer has full corporate power and authority to execute and deliver the Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the Ancillary Agreements and the consummation of the transactions contemplated thereby have been duly and validly approved by all requisite corporate action on the part of Buyer, and no other corporate proceedings on the part of Buyer are necessary to approve the Agreement or the Ancillary Agreements or to consummate the transactions contemplated thereby. The Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery of the Agreement and the Ancillary Agreements by Seller and the other parties thereto) constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights and remedies generally.


                    FORM OF OPINION OF MAYER, BROWN & PLATT

          1.   Except for the applicable filings under the HSR Act and the filing of a notice pursuant to the Exon-Florio Amendment, no consents or approvals of or filings or registrations under New York law or the federal law of the United States are necessary in connection with (i) the execution and delivery by Buyer of the Agreement, and (ii) the consummation by Buyer of the transactions contemplated thereby, other than those filings, consents and approvals which have been obtained.
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CENTRAL SECRETARIAL CONTROL SHEET                                                                JOB #:
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ATTORNEY:RABINOWITZ                                    ATTORNEY #:  5111                                EXT.:    8029
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CLIENT:.                                               CLIENT #:    19350                               FLOOR:
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MATTER:                                                MATTER #:    769                                             OVERTIME
-------------------------------------------------------------------------------------------------------   [_] Yes    [_] No
DOCUMENT TITLE:  STOCK PURCHASE AGREEMENT
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B3 305425.11                          Originated:SHBLOND -- 8/18/97 at 8:10pm               [_]  Return to Spvr. when done
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